                                                                     EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT
                                  BY AND AMONG
                         BIOSOURCE INTERNATIONAL, INC.,
                     QUALITY CONTROLLED BIOCHEMICALS, INC.,
           THE STOCKHOLDERS OF QUALITY CONTROLLED BIOCHEMICALS, INC.,
                         JAVELLE PHARMACEUTICALS, INC.,
             AND THE STOCKHOLDERS OF JAVELLE PHARMACEUTICALS, INC.


                                DECEMBER 9, 1998

                               TABLE OF CONTENTS

Section                                                    Page Number
-------                                                    -----------
1.   Definitions...................................................  1
2.   Purchase and Sale of Shares...................................  5
3.   The Closing...................................................  6
4.   Deliveries at the Closing.....................................  6
5.   Representations and Warranties of the Company, Javelle,
     the Principal Stockholders and Javelle Stockholder............  6
 5.1.   Sellers....................................................  6
   5.1.1   Organization, Standing and Corporate Power..............  6
   5.1.2   Authority and Capacity; Authorization of Agreement......  7
   5.1.3   Execution, Delivery and Performance.....................  7
   5.1.4   Capital Stock...........................................  7
   5.1.5   Subsidiaries............................................  7
   5.1.6   Financial Statements....................................  8
   5.1.7   Compliance with the Law and Other Instruments, Etc......  8
   5.1.8   Contracts...............................................  8
   5.1.9   Effect of Agreement..................................... 10
   5.1.10  Litigation.............................................. 11
   5.1.11  Inventories............................................. 11
   5.1.12  Conduct of Business..................................... 11
   5.1.13  Title................................................... 12
   5.1.14  Taxes................................................... 13
   5.1.15  Intellectual Property................................... 13
   5.1.16  Environmental Matters................................... 14
   5.1.17  ERISA and Related Matters............................... 14
   5.1.18  Consents or Waivers..................................... 15
   5.1.19  Customers............................................... 15
   5.1.20  Purchase and Sale Obligations........................... 15
   5.1.21  Accounts Receivable..................................... 15
   5.1.22  Year 2000 Readiness..................................... 15
   5.1.23  Brokers and Finders..................................... 16
   5.1.24  Disclosure.............................................. 16
 5.2.   Javelle and the Javelle Stockholder........................ 16
   5.2.1   Organization, Standing and Corporate Power.............. 16
   5.2.2   Authority and Capacity; Authorization of Agreement...... 16
   5.2.3   Execution, Delivery and Performance..................... 16
   5.2.4   Capital Stock........................................... 17
   5.2.5   Subsidiaries............................................ 17
   5.2.6   Compliance with the Law and Other Instruments, Etc...... 17
   5.2.7   Contracts............................................... 17
   5.2.8   Effect of Agreement..................................... 19
   5.2.9   Litigation.............................................. 20
   5.2.10  Conduct of Business..................................... 20

   5.2.11  Title............................................................20
   5.2.12  Taxes............................................................21
   5.2.13  Intellectual Property............................................21
   5.2.14  Environmental Matters............................................23
   5.2.15  Consents or Waivers..............................................23
   5.2.16  Customers........................................................23
   5.2.17  Disclosure.......................................................23
 5.3.   Principal Stockholders..............................................23
   5.3.1   Authority and Capacity; Authorization of Agreement...............23
   5.3.2   Execution, delivery and performance..............................23
   5.3.3   Effect of Agreement..............................................24
   5.3.4   Title to Shares..................................................24
 5.4.   Javelle Stockholder.................................................24
   5.4.1   Authority and Capacity; Authorization of Agreement...............24
   5.4.2   Execution, delivery and performance..............................24
   5.4.3   Effect of Agreement..............................................25
   5.4.4   Title to Javelle Shares..........................................25
6.   Representations and Warranties of Buyer............................... 25
 6.1.   Organization, Standing and Corporate Power..........................25
 6.2.   Authorization of Agreement..........................................26
 6.3.   Execution, Delivery and Performance.................................26
 6.4.   Effect of Agreement.................................................26
 6.5.   Accuracy of SEC Filings.............................................27
 6.6.   Brokers and Finders.................................................27
 6.7.   Investment Intent...................................................27
7.   Transactions Prior to the Closing Date................................ 27
 7.1.   Conduct of Business of the Company and Javelle......................27
 7.2.   Access to Properties and Records; Confidentiality...................29
 7.3.   Reasonable Best Efforts.............................................29
 7.4.   Governmental and Third Party Consents and Approvals.................30
 7.5.   Schedules...........................................................30
8.   Conditions to Obligations of Buyer.....................................30
 8.1.   Representations and Warranties of the Sellers and Javelle
         Sellers to be True.................................................30
 8.2.   No Proceedings......................................................31
 8.3.   No Adverse Change...................................................31
 8.4.   Consents............................................................31
 8.5.   Certificates........................................................31
 8.6.   Delivery of Share Certificates......................................31
 8.7.   Stock Options and Warrants..........................................31
 8.8.   Resolutions.........................................................31
 8.9.   Opinion.............................................................31
 8.10.  Review Financial Statements.........................................32
 8.11.  Comfort Letter......................................................32
 8.12.  Escrow Instrument...................................................32
 8.13.  Delivery of Employment, Consulting and Non-Compete Agreements.......32
 8.14.  Delivery of Termination of Employment Agreements....................32
 8.15.  Actions Satisfactory to Buyer.......................................32

 8.16.  Power of Attorney..................................................32
 8.17.  Employment of QCB Employees........................................35
9.   Conditions to Obligations of the Sellers and Javelle Sellers..........32
 9.1.   Representations and Warranties of Buyer to be True.................32
 9.2.   No Proceedings.....................................................32
 9.3.   Certificate........................................................33
 9.4.   Resolutions........................................................33
 9.5.   Actions Satisfactory to the Sellers and the Javelle Sellers........33
 9.6.   Opinion............................................................33
 9.7.   Delivery of Purchase Price and Escrow Funds........................33
 9.8.   Escrow Instrument..................................................33
 9.9.   Delivery of Employment, Consulting and Non-Compete Agreements......33
 9.10   Delivery of Stock Option Agreement.................................33
10.   Conditions to Obligations of Each Party..............................33
 10.1.  No Action or Proceeding............................................34
11.   Post-Closing Covenants...............................................34
 11.1.  Further Assurances.................................................34
 11.2.  Release of Escrow Funds............................................34
 11.3.  Tax Returns........................................................34
 11.4.  Section 338(h)(10) Election........................................34
 11.5   Allocation of Purchase Price.......................................34
 11.6   Issuance of Stock Options..........................................35
12.   Nature and Survival of Representations and Warranties; Indemnity.....35
 12.1.   Survival of Representations and Warranties........................35
 12.2.   Indemnification by Principal Stockholders and the Javelle
          Stockholder......................................................36
 12.3.   Indemnification by Buyer..........................................36
 12.4    Indemnification Procedure.........................................36
 12.5    Cooperation.......................................................37
 12.6    Adjustment of Indemnification Payments, Insurance, Subrogation....37
 12.7    Waiver of Certain Damages.........................................37
 12.8    Mitigation Obligation.............................................37
 12.9    Exclusive Remedy; Waiver and Release..............................38
 12.10   Basket on Indemnity...............................................38
 12.11   Cap on Indemnity..................................................38
13.   Termination..........................................................38
 13.1.   Termination of Agreement..........................................38
 13.2.   Effect of Termination.............................................39
14.   Miscellaneous....................................................... 39
 14.1.   Successors and Assigns............................................39
 14.2.   Notices...........................................................39
 14.3.   Amendment; Waiver.................................................41
 14.4.   Governing Law.....................................................41
 14.5.   Submission to Jurisdiction and Venue in Los Angeles, California...41
 14.6.   Counterparts......................................................41
 14.7.   No Finders........................................................41
 14.8.   Headings..........................................................41
 14.9.   Severability......................................................41

 14.10.  Expenses.......................................................... 42
 14.11.  Publicity......................................................... 42
 14.12.  Entire Agreement.................................................. 42
 14.13.  Specific Performance.............................................. 42
 14.14.  Dispute Resolution................................................ 42
 14.15.  No Third Party Beneficiaries...................................... 42

                            STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement (this "Agreement") is made and entered into as of the 9th day of December, 1998 by and among BioSource International, Inc., a Delaware corporation ("BioSource" or "Buyer"), the stockholders of Quality Controlled Biochemicals, Inc., a Massachusetts corporation, as set forth on Schedule 2.2 hereto (the "Stockholders"), Quality Controlled Biochemicals,
   ------------
Inc., a Massachusetts corporation (the "Company" and together with the Stockholders, the "Sellers") and the stockholder of Javelle Pharmaceuticals, Inc., a Delaware corporation, as set forth Schedule 2.2 hereto (the "Javelle
                                           ------------
Stockholder") and Javelle Pharmaceuticals, Inc., a Delaware corporation ("Javelle" and together with the Javelle Stockholder, the "Javelle Sellers") on the following terms and conditions:

                                R E C I T A L S
                                - - - - - - - -

          WHEREAS, the authorized capital stock of the Company consists of 3,000,000 shares of Common Stock, no par value per share (the "Common Stock"), of which 1,796,027 shares of Common Stock are issued and outstanding;

          WHEREAS, the Stockholders own, in the aggregate, beneficially and of record, 1,796,027 shares of Common Stock, or 100% of the total issued and outstanding shares of Common Stock;

          WHEREAS, subject to the terms and conditions set forth in this Agreement, Buyer desires to purchase and acquire from the Stockholders, and the Stockholders desire to sell and transfer to Buyer (the "Acquisition"), all 1,796,027 shares of Common Stock owned by the Stockholders, together with any outstanding options and warrants to purchase shares of Common Stock (the "Shares");

          WHEREAS, the authorized capital stock of Javelle consists of 3,000,000 shares of Common Stock, $0.01 par value per share (the "Javelle Common Stock"), of which 2,063,452 shares of Javelle Common Stock are issued and outstanding;

          WHEREAS, the Javelle Stockholder owns beneficially and of record, 2,063,452 shares of Javelle Common Stock, or 100% of the total issued and outstanding shares of Javelle Common Stock;

          WHEREAS, subject to the terms and conditions set forth in this Agreement, Buyer shall acquire, as part of the Acquisition and through its ownership of the Javelle Stockholder, all 2,063,452 shares of Javelle Common Stock (the "Javelle Shares") owned by the Javelle Stockholder (the "Javelle Acquisition").

          NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereby agree as follows:

        1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

             1.1.   "AAA" shall have the meaning given in Section 14.14.

             1.2. "Accounts Receivable" shall have the meaning given in 5.1.21.

             1.3.   "Acquisition" shall have the meaning given in the Recitals.

             1.4. "Affiliate" means, with respect to any particular Person, any Person controlling, controlled by or under common control with such Person.

             1.5.   "Assets" shall have the meaning given in Section 5.1.13(A).

             1.6. "Balance Sheet" shall have the meaning given in Section 5.1.6(C).

             1.7.   "Buyer Indemnified Party" shall have the meaning given in
Section 12.2.

             1.8.   "Buyer Reports" shall have the meaning given in Section 6.5.

             1.9.   "Claim" shall have the meaning given in Section 12.4.1.

             1.10.  "Closing" shall have the meaning given in Section 3.

             1.11.  "Code" means the Internal Revenue Code of 1986, as amended.

             1.12.  "Commission" shall have the meaning given in Section 6.5.

             1.13.  "Common Stock" shall have the meaning given in the Recitals.

             1.14.  "Damages" shall have the meaning given in Section 12.2.

             1.15.  "Disclosure Schedule" shall have the meaning given in
Section 5.

             1.16.  "Effective Date" means November 30, 1998.

             1.17. "Escrow Account" means that certain account established with Union Bank of California, N.A. as Escrow Agent to hold the Escrow Funds.

             1.18.  "Escrow Funds" shall have the meaning given in Section 2.2.

             1.19.  "Environmental and Safety Requirements" means all applicable
(i) federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, (ii) judicial and administrative orders and determinations, (iii) contractual obligations and (iv) common law, in each case as currently in effect, concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous or otherwise mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

             1.20. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             1.21.  "GAAP" shall have the meaning given in Section 5.1.6(A).

             1.22. "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any multilateral authority or any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

             1.23. "Indemnified Party" shall have the meaning given in Section 12.4.1
             1.24.  "Indemnifying Party" shall have the meaning given in Section
Section 12.4.1.

             1.25. "Intellectual Property" means any and all United States and foreign: (a) patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto;
(b) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof; (c) copyrights (including software) and registrations thereof; (d) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (e) intellectual property rights similar to any of the foregoing; and (f) copies and tangible embodiments thereof (in whatever form or medium, including electronic media).

              1.26. "Intellectual Property Assets" shall have the meaning given in Section 5.1.15(A).

              1.27. "Javelle Acquisition" shall have the meaning given in the Recitals.

              1.28. "Javelle Common Stock" shall have the meaning given in the Recitals.

              1.29. "Javelle Former Stockholders" means the Company, in its capacity as the holder of 1,000,000 shares of Javelle Common Stock, Worcester Partners Ltd. for the account of Denise Rich, David S. Fishman, Jordan B. Fishman, Emil Eisenberg, Wayne Ushman, Harmon S.B. White and Cynthia Butler, all of whom are set forth on Schedule 1.29.
                         -------------

              1.30. "Javelle Stockholder" means the Company, in its capacity as holder of all of the issued and outstanding Javelle Shares.

             1.31. "Javelle Shares" shall have the meaning given in the Recitals.

             1.32. "Knowledge" means with respect to the Company or Javelle, the best knowledge of the officers and directors of the Company or Javelle, respectively, and with respect to the Principal Stockholders, the Javelle Stockholder and the Javelle Former Stockholders, the best knowledge of such stockholder.

             1.33.  "Latest Balance Sheet Date" shall have the meaning given in
Section 5.1.12.

             1.34. "Liability" means any liability (whether known or unknown,whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

             1.35. "Lien" means any mortgage, lien, security interest, encumbrance, charge, hypothecation, pledge, title retention agreement, adverse claim, right of occupation, any matter capable of registration against title, option, right of preemption, privilege, easement, judgment or imperfection of title of any nature whatsoever.

             1.36. "Material Adverse Effect" means any change or effect that is materially adverse to the business, operations, prospects, results of operations, condition (financial or otherwise), properties (including intangible properties), assets (including intangible assets) or liabilities of the Company or Javelle, as applicable, not otherwise disclosed, permitted or reflected in this Agreement.

             1.37. "Material Contracts" shall have the meaning given in Section 5.1.8.

             1.38. "Most Recent Financial Statements" shall have the meaning given in Section 5.1.6.

             1.39. "Permitted Liens" shall have the meaning given in Section 5.1.13(D).

             1.40. "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

             1.41.  "Plans" shall have the meaning given in Section 5.1.17 (B).

             1.42. "Principal Stockholders" means those Stockholders set forth on Schedule 1.43.
   -------------

             1.43.  "Purchase Price" shall have the meaning given in Section
2.2.

             1.44. "Real Property" shall have the meaning given in Section 5.1.13(C).

             1.45. "Securities Act" means the Securities Act of 1933, as amended.

             1.46.  "Securities Laws" shall have the meaning given in Section
6.5.

             1.47.  "Seller Indemnified Party" shall have the meaning given in
Section 12.3.

             1.48.  "Shares" shall have the meaning given in the Recitals.

             1.49. "Tax" or "Taxes" means all taxes, assessments, charges, duties, fees, levies or other government charges including, without limitation, any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (S) 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, ad-valorem, business organization, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

             1.50. "Tax Return" or "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

             1.51. "Year 2000 Compliant" means the ability of a company's accounting software and existing automated equipment, to properly recognize and process date-sensitive information on and beyond January 1, 2000. The accounting software of a Year 2000 Compliant company must, at a minimum, be able to provide the following functions: (a) consistently handle data information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates; (b) function accurately, in accordance with any and all published documentation, and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century which such change in operations would constitute a Material Adverse Effect; (c) respond to two-digit year-date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (d) store and provide output of date information in ways that are unambiguous as to century. The automated equipment of a Year 2000 Compliant company must, at a minimum, be able to function accurately, in accordance with any and all published documentation, and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century which such change in operations would constitute a Material Adverse Effect.

        2.  Purchase and Sale of Shares.

             2.1. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), but effective as of the Effective Date, the Stockholders agree to sell, transfer and deliver to Buyer, and Buyer agrees to purchase and acquire from the Stockholders, the Shares, free and clear of any Lien. Immediately following the consummation of the transactions contemplated hereby, and effective as of the Effective Date, Buyer will own beneficially and of record 100% of the issued and outstanding shares of Common Stock of the Company.

             2.2. The Shares shall be purchased by Buyer from the Stockholders for an aggregate purchase price (the "Purchase Price") consisting of, $13,470,000 in cash payable to the Stockholders as follows: (i) $12,123,000 at Closing and (ii) $1,347,000 ("Escrow Funds") to be held and paid or offset pursuant to Section 12.11 below, and pursuant to the terms of the Escrow
            -------------
Instrument, at the conclusion of the eighteen month period following the Closing. The amount to be paid to each Stockholder and the number of shares of Common Stock owned by each Stockholder is set forth opposite such Stockholder's name on Schedule 2.2 hereto.
        ------------

        3. The Closing. The closing (the "Closing") of the purchase and sale of the Shares and the Javelle Shares shall take place at 7:00 a.m. (Pacific Standard Time) on December 9, 1998, or on such other date or at such other time as the parties hereto agree. The Closing shall take place at the offices of the parties' respective counsel via facsimile, with hard copy originals of executed closing documents to be exchanged via overnight mail. The date and time of the Closing is referred to herein as the "Closing Date".

        4. Deliveries at the Closing. At the Closing, (i) the Stockholders and the Javelle Stockholder shall deliver to Buyer the various certificates, instruments and documents referred to in Section 8 below, (ii) Buyer shall
                                         ---------
deliver to the Stockholders and the Javelle Stockholder the various certificates, instruments and documents referred to in Section 9 below, (iii)
                                                       ---------
the Stockholders shall deliver to Buyer stock certificates representing the Shares to be sold hereunder (or lost certificate affidavits therefor) duly endorsed in blank or accompanied by duly executed assignment documents, (iv) the Javelle Stockholder shall deliver to Buyer stock certificates representing the Javelle Shares owned by the Javelle Stockholder, and (v) Buyer shall pay to the Stockholders that portion of the Purchase Price due at Closing as set forth in
Section 2.2 above and Buyer shall deposit into the Escrow Account the Escrow
-----------
Funds.

        5. Representations and Warranties of the Company, Javelle, the Principal Stockholders, the Javelle Stockholder and the Javelle Former Stockholders.

             5.1.    The Company and the Principal Stockholders.  The Company
                     ------------------------------------------
and the Principal Stockholders jointly and severally represent and warrant to Buyer as follows, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 5 but each exception noted thereon shall constitute disclosure
     ---------
for purposes of any and all other paragraphs to which such information reasonably relates.

                      5.1.1      Organization, Standing and Corporate Power.
                                 ------------------------------------------
The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of The Commonwealth of Massachusetts, with all requisite power and authority (corporate and other) to own its properties and carry on its business as presently conducted. The Company is duly qualified to conduct business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified would be reasonably expected to have a Material Adverse Effect on the Company. Except as set forth in Schedule 5.1.1, the Company has all approvals
                                 --------------
and licenses necessary for the conduct of its business and operations as currently conducted, which approvals and licenses are valid and in full force and effect, except where the failure to have obtained such approvals or licenses or the failure of such licenses and approvals to be valid and in full force and effect would not be reasonably expected to have a Material Adverse Effect on the Company. The Company has the full power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and the agreements referred to herein to which it is a party and to consummate the transactions contemplated hereby and thereby.

          5.1.2          Authority and Capacity; Authorization of Agreement.
                         --------------------------------------------------
The execution and delivery of this Agreement and the other agreements referred to herein to which the Company is a party and the performance by the Company of its obligations and agreements hereunder and thereunder have been duly and validly authorized and approved by its Board of Directors. The Company has taken all other actions required on its part by law and its articles of organization and bylaws in order to consummate the transactions contemplated hereby.

          5.1.3          Execution, Delivery and Performance.  This Agreement
                         -----------------------------------
and the other agreements referred to herein to which the Company is a party have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors rights generally and by general equitable principles.

          5.1.4          Capital Stock.  The authorized capital stock of the
                         -------------
Company consists of 3,000,000 shares of Common Stock, of which 1,796,027 shares are issued and outstanding as of the date hereof. No shares of any class of capital stock are held in the Company's treasury. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. Of the shares of Common Stock issued and outstanding, 1,796,027 shares are held of record and beneficially by the Stockholders. Except as set forth in Schedule
                                                                        --------
5.1.4, there are no outstanding or authorized options, warrants, rights,
-----
contracts, rights of first refusal or first offer, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition, or acquisition of any of its capital stock or other securities convertible into or exchangeable for capital stock of the Company. Except as set forth in Schedule 5.1.4, there are no outstanding or authorized
                       --------------
stock appreciation, phantom stock, or similar rights with respect to the Company, there are no contractual or statutory preemptive rights or similar restrictions with respect to the issuance or transfer of any Common Stock, and there are no voting trusts, proxies, or any other agreements, restrictions or understandings with respect to the voting of the capital stock of the Company. Immediately following the consummation of the transactions contemplated hereby, Buyer will own beneficially and of record 100% of the issued and outstanding Common Stock of the Company, free and clear of any Lien.

          5.1.5          Subsidiaries.  Other than the Javelle Common Stock
                         ------------
owned by it, the Company does not hold any shares of stock or any other security or interest, nor does it hold, directly or indirectly, any rights to acquire any shares of stock or any other security or interest in any other corporation, partnership, trust or other business association.

                         5.1.6  Financial Statements.
                                --------------------

                                (A) The Company has delivered to Buyer audited
balance sheets of the Company as of the fiscal years ended December 31, 1996 and 1997 and the related statements of income, changes in stockholders equity and cash flows for each of the two fiscal years in the period ended December 31, 1997 (the "Most Recent Financial Statements"). Such financial statements, together with the notes thereto, (i) are in accordance with the books and records of the Company, (ii) present fairly the financial position of the Company and the results of its operations and its cash flows as of the respective dates and for the respective periods indicated, and (iii) were prepared in conformity with generally accepted accounting principles ("GAAP"), consistently applied throughout the periods covered.

                                (B) As of the dates of the Most Recent Financial
Statements, the Company did not have any liabilities or obligations, either accrued, absolute, contingent or otherwise, which have not been reflected, and which are required to be reflected in accordance with GAAP and the valuation rules adopted by the Board of Directors of the Company, in the Most Recent Financial Statements , other than liabilities or obligations which are disclosed in Schedule 5.1.6.
   -------------

                                (C) The Company has delivered to Buyer an
unaudited balance sheet of the Company as of October 31, 1998 (the "Balance Sheet"). The Balance Sheet (i) is in accordance with the books and records of the Company, (ii) subject to year end adjustments as are customary for interim financial statements (the "Year End Adjustments"), presents fairly the financial position of the Company as of October 31, 1998, and (iii) was prepared in conformity with generally accepted accounting principles ("GAAP"), consistently applied throughout the period covered.

                                (D) As of the date of the Balance Sheet, the
Company did not have any liabilities or obligations, either accrued, absolute, contingent or otherwise, which have not been reflected, subject to the Year End Adjustments, and which are required to be reflected in accordance with GAAP and the valuation rules adopted by the Board of Directors of the Company, in the Balance Sheet, other than liabilities or obligations which are disclosed in
Schedule 5.1.6.
--------------
                         5.1.7  Compliance with the Law and Other
                                ---------------------------------
Instruments, Etc. Except as set forth in Schedule 5.1.7, the Company is not i
----------------                         --------------
violation of any term of (a) its articles of organization, bylaws or other organizational documents, (b) any applicable law, ordinance, rule or regulation of any Governmental Authority, or (c) any applicable order, judgment or decree of any court, arbitrator or Governmental Authority, in each case the consequences of which violation, whether individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect on the Company. No investigation by any Governmental Authority asserting or alleging any violation of or noncompliance with any such laws, ordinances, rules and regulations, judgements and decrees are pending or, to the Knowledge of the Company, threatened.

                         5.1.8  Contracts. Schedule 5.1.8 lists
                                ---------   --------------
each of the following existing contracts, agreements and other instruments to which the Company is a party ("Material Contracts"):

                                       (A) any agreement (or group of related
agreements) for the lease of personal property from or to third parties with annual payments exceeding $25,000;

                                       (B) any agreement concerning a
partnership or joint venture;

                                       (C) any written arrangement (or group of
related written arrangements) under which it has (A) created, incurred, assumed, or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money in excess of $25,000 or (B) imposed (or may impose) a Lien (other than Permitted Liens (as defined herein)) on any of its assets, tangible or intangible;

                                       (D) any agreement concerning
noncompetition;

                                       (E) any contract with any labor union or
any contract for the employment of any officer, individual employee or other Person on a full-time, part-time or consulting basis involving annual payments exceeding $25,000;

                                       (F) any contract or group of related
contracts with the same party for the purchase or sale of products or services under which the undelivered balance of such products and services has a selling price in excess of $25,000;

                                       (G) any other contract or group of
related contracts with the same party requiring annual payments after the date hereof to or by the Company of more than $25,000; or

                                       (H) any contract with any Stockholder or
any Affiliate of any Stockholder;

                                       (I) license agreement, assignment or
contract (whether as licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents or copyrights (or applications therefor), know-how or technical assistance, or other proprietary rights (other than trademark agreements which are entered into in the ordinary course of the Company's business);

                                       (J) agreement or other arrangement for
the sale of goods or services by the Company to any government or Governmental Authority, or any sovereign nation or multilateral body (other than pursuant to open purchase orders issued by such entities) at an aggregate annual price per agreement or arrangement in excess of $25,000;

                                       (K) agreement with any distributor or
customer of the Company with respect to discounts, or the right to require a reduction in prices paid (other than those reflected on the Company's current price lists or in distribution or sale agreements duly disclosed under this Agreement) or allowances or extended payment terms or the repayment of any amount previously paid, where each such discount, reduction, allowance, extended payment term or repayment has a value in excess of $25,000 per year; provided, however, that notwithstanding the $25,000 requirement, the Company's top ten customers are included;

                                       (L) agreement appointing any Person as a
distributor or subdistributor with respect to the Company.

                                       (M) agreement for the making of any
capital expenditure relating to the Company in excess of $25,000;

                                       (N) other agreement, not included in or
expressly excluded from the terms of the foregoing Sections 5.1.8(A) through
                                                   -----------------
5.1.8(M) which would have a Material Adverse Effect on the Company; or
--------

                                       (O) other agreement, not included in or
expressly excluded from the terms of the foregoing Sections 5.1.8(A) through
                                                   -----------------
5.1.8(N), which would require the payment by BioSource of an amount in excess of
--------
$25,000 per year.

          The Company has delivered or otherwise made available to Buyer a correct and complete copy or summary of each Material Contract (including all amendments thereto) listed on Schedule 5.1.8. The Company is not and to the
                              --------------
Company's and the Principal Stockholders' Knowledge, no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration, under any such Material Contract.

          Each of the Material Contracts is valid, in full force and effect and is enforceable by the Company and its assignees and, to the Knowledge of the Company and the Principal Stockholders, against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors rights generally and by general equitable principles.

                             5.1.9     Effect of Agreement Except as set forth
                                       -------------------
in Schedule 5.1.9, The execution and delivery by each of the Company and the
   --------------
Principal Stockholders of this Agreement and the agreements referred to herein, the sale by the Stockholders of the Shares to Buyer, the performance by each of the Company and the Principal Stockholders of their respective obligations pursuant to the terms of this Agreement and the other agreements referred to herein, and the consummation of the transactions contemplated hereby and thereby, do not and will not, with or without the giving of notice or lapse of time, or both:

                                       (A) violate or conflict with any term of
the articles of organization, bylaws or other organizational documents of the Company;

                                       (B) violate any provision of law,
statute, rule, regulation or executive order to which the Company or any of its assets or properties is subject;

                                       (C) require on the part of the Company
any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency;

                                       (D) violate any judgment, order, writ or
decree of any court or administrative body applicable to the Company or any of its assets or properties;

                                       (E) accelerate or constitute an event
entitling the holder of any indebtedness related to the Company and assumed hereunder by Buyer to accelerate the maturity of any such indebtedness or increase the rate of interest presently in effect with respect to such indebtedness; and

                                       (F) conflict with, result in the breach
of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under any Material Contract to which the Company is a party, or result in the creation of any Lien upon any of the properties or assets of the Company.

                                5.1.10 Litigation.  Except as set forth on
                                       ----------
Schedule 5.1.10, there is no claim, legal action, suit, arbitration,
---------------
investigation, proceeding or hearing, notice of claims or other legal, administrative or government proceedings before any court or regulatory agency or other Governmental Authority to which the Company is a party or, to the Knowledge of the Company and the Principal Stockholders, threatened against the Company (or in which the Company is a plaintiff or otherwise a party thereto), and, to the Knowledge of the Company and the Principal Stockholders, there are no facts existing which are likely to result in any such claim, action, suit arbitration, investigation or hearing or other legal, administrative or governmental proceeding. The Company has not waived any statute of limitations or other affirmative defense with respect to any claims set forth on Schedule
                                                                     --------
5.1.10. There is no continuin order, injunction or decree of any court,
------
arbitrator or Governmental Authority to which the Company is a party or to which its assets are subject.

                                5.1.11 Inventories. The inventories shown on
                                       -----------
the Balance Sheet and those acquired since the date of the Balance Sheet consist of a quantity and quality of items in good condition and saleable or usable in the ordinary course of business at regular prices, except to the extent of any applicable inventory reserve or to the extent not constituting a Material Adverse Effect. Such inventories are carried at amounts which reflect valuations at the lower of cost, determined on a FIFO basis, or market, and have been determined in accordance with GAAP applied on a consistent basis.

                                5.1.12 Conduct of Business.  Except as set
                                       -------------------
forth on Schedule 5.1.12, since October 31, 1998 (the "Latest Balance Sheet
         ---------------
Date"), the Company has conducted its business only in the ordinary course and in a manner consistent with past practice, and (a) the Company has not declared or paid any dividend or made any distribution on or with respect to its capital stock; redeemed or purchased or otherwise acquired any of its capital stock; (b) there have been no loans for borrowed monies or guarantees made by the Company to or for the benefit of any Person; (c) there has been no increase in the compensation or benefits payable or to become payable to any of the employees or executives of the Company, other than as required by law or contract except increases not exceeding five percent (5%) per annum given in the ordinary course and a $5,000 bonus payable to each of David Fishman and Jordan B. Fishman at or before the Closing; (d) since November 16, 1998, there has been no additional indebtedness for borrowed money incurred by the Company (other than accrued interest), or any commitment for any such additional indebtedness; (e) there has been no amendment or termination of any of its contracts, agreements, leases or arrangements which otherwise would have been set forth on Schedule 5.1.8 to this
                                                          --------------
Agreement if such termination would have a Material Adverse Effect; (f) the Company has not entered into any transaction that has not been disclosed in a Schedule to this Agreement which is not in the ordinary course of business; (g) there has been no sale or other disposition of any of the properties or assets of the Company (whether tangible or intangible), except sales or other dispositions of inventory and obsolete equipment in the ordinary course of business and consistent with past practice; (h) there has been no agreement binding upon the Company to do any of the foregoing. Since the Latest Balance Sheet Date and up to and including the date of this Agreement, there has been no change in the condition (financial or otherwise), business, properties, assets, liabilities, operations or prospects of the Company, other than changes in the ordinary course of its business consistent with past practice, none of which has had a Material Adverse Effect on the Company.

                           5.1.13  Title.
                                   -----

                                   (A) Title to Personal Property.  The
                                       --------------------------
Company has good and marketable title to all assets (other than real property or interests in real property) reflected on the Balance Sheet or thereafter acquired, except those since sold or otherwise disposed of in the ordinary course of business consistent with past practice (the "Assets"), in each case free and clear of all Liens except Permitted Liens. The Assets are in good operating condition and repair and in the maintenance, repair and operating condition reasonably required for the proper operation and use thereof in the ordinary course of the Company's business, reasonable wear and tear excepted.

                                   (B) Title to Real Property. Schedule
                                       ----------------------  --------
5.1.13(B) sets forth a complete and accurate list of all real property owner
--------
by the Company.

                                   (C) Leased Real Property.  The leases
                                       --------------------
listed on Schedule 5.1.13(C) include all of the real estate leased, used or
          -----------------
occupied by the Company (collectively, the "Real Property"). The leases listed on Schedule 5.1.13(C) are in full force and effect and the Company holds a valid
   -----------------
and existing leasehold interest under each of such leases. The Company and the Principal Stockholders have delivered to Buyer complete and accurate copies of each of the leases and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Buyer. The Company is not in default under any of such leases, and to the Knowledge of the Company and the Principal Stockholders, no other party to such leases has the right to unilaterally terminate, accelerate performance under or otherwise modify (including upon the giving of notice or the passage of time) any of such leases.

                                   (D) Permitted Liens.  As used in this
                                       ---------------
Agreement, "Permitted Liens" shall mean (i) any Liens disclosed on the Balance Sheet or on Schedule 5.1.13(D), (ii) Liens for taxes, assessments or charges of
            -----------------
any Governmental Authority which are not yet due and payable or which are being contested by the Company in good faith, and with respect to which adequate reserves or other appropriate provisions are being maintained on the books and records of the Company in accordance with GAAP, (iii) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits, (iv) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, (v) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (vi) easements (including, without limitation, reciprocal easement agreements and utility agreements), zoning requirements, rights of way, covenants, consents, reservations or other similar restrictions that do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company as presently conducted, (vii) Liens created by or existing from any litigation or legal proceeding that is set forth on Schedule 5.1.10 and
         ---------------

(viii)extensions, renewals or replacements of any Lien for money borrowed by the Company, provided that the amount of the obligations secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

                            5.1.14  Taxes.  The Company has paid in full all
                                    -----
ad valorem property taxes and other assessments levied on its assets and properties which have heretofore become due and payable. The Company has withheld all proper and accurate amounts from its employees and made provisions, deposited or paid over such withheld amounts in full and complete compliance with the tax laws of the United States and other applicable State or local laws, and has filed on a timely basis all proper and accurate federal, state, local and other Tax Returns, reports and declarations (each of which was true and accurate at the time filed) required to be filed by it and has paid or adequately reserved for all Taxes.

                            5.1.15  Intellectual Property.
                                    ---------------------

                                    (A) Title.  Schedule 5.1.15(A)  contains
                                        -----   -----------------
a complete and correct list of all Intellectual Property that is owned by the Company and primarily related to, currently used in, held for current use in connection with, or otherwise material to the Company (the "Intellectual Property Assets") other than Intellectual Property that is both not registered or subject to application or registration and not material to the Company as currently conducted. The Intellectual Property Assets comprise all of the Intellectual Property necessary for Buyer to conduct and operate the business as it is now being conducted by the Company.

                                   (B) No Infringement.  Except as set forth
                                       ---------------
on Schedule 5.1.15(B), to the Knowledge of the Company and the Principal
   ------------------
Stockholders the conduct of the business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. To the Knowledge of the Company and the Principal Stockholders, none of the Intellectual Property Assets is being infringed or otherwise used or available for use by any other Person.

                                   (C) Licensing Arrangements.  Schedule
                                       ----------------------   --------
5.1.15(C) sets forth all agreements or arrangements (i) pursuant to which the
---------
Company has licensed Intellectual Property Assets to, or the use of Intellectual Property Assets has been otherwise permitted (through settlement or similar agreements) by, any other Person and (ii) pursuant to which the Company has had Intellectual Property licensed to it or has otherwise been permitted to use Intellectual Property (through settlement or similar agreements). All of the agreements or arrangements set forth on Schedule 5.1.15(C) (x) are in full force
                                        ------------------
and effect in accordance with their terms and no default exists thereunder by the Company or to the Knowledge of the Company and the Principal Stockholders, by any other party thereto, (y) are free and clear of all Liens, other than Permitted Liens and (z) do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the transactions contemplated by the Agreement. The Company has delivered to Buyer true and complete copies of all licenses and arrangements (including amendments) set forth on Schedule 5.1.15(C).
             ------------------
                                   (D) No Intellectual Property Litigation.
                                       -----------------------------------
Except as set forth on Schedule 5.1.15(D), no claim or demand on any Person has
                       ------------------
been made nor is there any proceeding that is pending or to the Knowledge of the Company and the Principal Stockholders,
threatened, which (i) challenges the rights of the Company in respect of any Intellectual Property Assets, (ii) asserts that the Company is infringing or otherwise in conflict with, or is, except as set forth in Schedule 5.1.15(C),
                                                          ------------------
required to pay any royalty, license fee, charge or other amount with regard to any Intellectual Property, or (iii) claims that any default exists under any agreement or arrangement listed on Schedule 5.1.15(C). None of the Intellectual
                                   ------------------
Property Assets is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation within the last five years, whether or not resolved in favor of the Company.

                                (E) Due Registration, Etc.  Schedule 5.1.15(E)
                                    ---------------------   -----------------
sets forth the Intellectual Property Assets and the filing offices, domestic or foreign, where such Intellectual Property Assets have been registered, issued or filed. The Company has taken such other actions that the Company considers reasonably necessary to ensure full protection under any applicable laws or regulations, and such registrations, filings, issuances and other actions remain in full force and effect, in each case to the extent material to the business of the Company.

                                (F) Use of Name and Mark.  Except as set forth
                                    --------------------
in Schedule 5.1.15(F), to the Knowledge of the Company and the Principal
   -----------------
Stockholders there are, and immediately after the Closing will be, no contractual restriction or limitations pursuant to any orders, decisions, injunctions, judgments, awards or decrees of any Governmental Authority on Buyer's right to use the name and mark "Quality Controlled Biochemicals."

                        5.1.16  Environmental Matters.  Except as set forth in
                                ---------------------
Schedule 5.1.16, the Company has complied in all material respects and is in
---------------
compliance in all material respects with all Environmental and Safety Requirements, and to the Company's and the Principal Stockholders' Knowledge, no facts, events or conditions relating to the past or present facilities, properties or operations of the Company will give rise to any liabilities pursuant to Environmental and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous or otherwise regulated materials, substances or wastes, personal injury, property damage or natural resources damage.

                        5.1.17  ERISA and Related Matters.
                                -------------------------

                                (A) Neither the Company nor any ERISA
Affiliate (i) maintains, contributes to or, to the Principal Stockholders= Knowledge, has any Liability under (or with respect to) any employee pension benefit plan (as defined in Section 3(2) of ERISA), whether or not terminated,
(ii) has, to the Principal Stockholders= Knowledge, any obligation to contribute to (or, to the Principal Stockholders= Knowledge, any other Liability, including current or potential withdrawal Liability, with respect to) any "multiemployer plan" (as defined in Section 3(37) of ERISA) or (iii) has, to the Principal Stockholders= Knowledge, any obligation to contribute to (or any other Liability with respect to) any plan or arrangement, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future terminated or retired employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the
Code).

                                (B) Except as set forth on Schedule 5.1.17,
                                                           ---------------
neither the Company nor any ERISA Affiliate maintains, contributes to or, to the Knowledge of the Company and the Principal Stockholders, has any Liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, stock plan, plan for deferred compensation, employee welfare benefit plan (as defined in Section 3(1) of ERISA) or other arrangement, whether or not terminated (such plans and other arrangements are referred to as the "Plans"). With respect to the Plans, to the Knowledge of the Company and the Principal Stockholders, all required or recommended (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing shall have been made or properly accrued on the books and records of the Company. To the Knowledge of the Company and the Principal Stockholders, none of the Plans has any unfunded liabilities which are not reflected on the books and records of the Company. To the Knowledge of the Company and the Principal Stockholders, the Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance with the applicable provisions of ERISA, the Code and other applicable laws, and the Company and each ERISA Affiliate has complied with the requirements of section 4980B of the Code.

                            5.1.18  Consents or Waivers.  Schedule 5.1.18
                                    -------------------   ---------------
sets forth a true and complete list of all consents or waiversof Governmental Authorities and other parties required in order to permit the Acquisition to occur and to permit the continuation of the Material Contracts,upon the same terms and conditions as are contained in such leases and other contracts upon consummation of the transactions contemplated by this Agreement.

                            5.1.19  Customers.  Schedule 5.1.19 contains
                                    ---------   ---------------
a list of each of the customers of the Company who have purchased from the Company products and/or services in excess of 10% of the Company's revenues during the ten months ended October 31, 1998 or the twelve months ended December 31, 1997, and indicates the dollar value of the products and/or services purchased by each such customer. Said list is complete and correct in all material respects, subject to audit adjustments which in the aggregate do not and will not constitute a Material Adverse Effect.

                            5.1.20  Purchase and Sale Obligations.  Since
                                    -----------------------------
the Latest Balance Sheet Date, all purchase and sales orders and all other commitments for purchases and sales made by or on behalf of the Company have been made in the usual and ordinary course of business in accordance with the Company's normal practices.

                            5.1.21  Accounts Receivable.  Attached hereto as
                                    -------------------
Schedule 5.1.21 is a true and complete schedule of the accounts receivable of
--------------
the Company as of October 31, 1998 (the "Accounts Receivable"), listing the outstanding balance and indicating the aging of the Accounts Receivable by account debtor. The Accounts Receivable and all books, records and documents relating to the Accounts Receivable were genuine and accurate as of October 31, 1998. As of October 31, 1998, each of the Accounts Receivable represented an undisputed bona fide sale and delivery of the goods or services rendered or to be rendered, subject to any reserve or allowance taken or made in respect thereof in accordance with the Company's normal practices. As of October 31, 1998 the Company was the lawful owner of the Accounts Receivable.

                            5.1.22  Year 2000 Readiness.  The Company is
                                    -------------------
Year 2000 Compliant.

                            5.1.23  Brokers and Finders.  Neither the
                                    -------------------
Company nor any of the Principal Stockholders have employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

                            5.1.24  Disclosure.  No representation or
                                    ----------
warranty made by theand the Principal Stockholders in this Agreement or any Schedule attached hereto knowingly contains or will contain any untrue statement of a material fact, or knowingly omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

                       5.2. Javelle, the Javelle Stockholder and the
                            ----------------------------------------
Javelle Former Stockholders.  Javelle, the Javelle Stockholder and the
---------------------------
Javelle Former Stockholders jointly and severally represent and warrant to Buyer as follows, except as set forth in the Disclosure Schedule attached hereto:

                            5.2.1  Organization, Standing and Corporate Power.
                                   ------------------------------------------
Javelle is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware, with all requisite power and authority (corporate and other) to own its properties and carry on its business as presently conducted. Javelle is duly qualified to conduct business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified would be reasonably expected to have a Material Adverse Effect on Javelle. Except as set forth on Schedule 5.2.1, Javelle has all approvals and licenses necessary for
         --------------
the conduct of its business and operations as currently conducted, which approvals and licenses are valid and in full force and effect, except where the failure to have obtained such approvals or licenses or the failure of such licenses and approvals to be valid and in full force and effect would not be reasonably expected to have a Material Adverse Effect on Javelle. Javelle has the full power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and the agreements referred to herein to which it is a party and to consummate the transactions contemplated hereby and thereby.

                            5.2.2  Authority and Capacity; Authorization of
                                   ---------------------------------------
Agreement. The execution and delivery of this Agreement and the other agreements
---------
referred to herein to which Javelle is a party and the performance by Javelle of its obligations and agreements hereunder and thereunder have been duly and validly authorized and approved by its Board of Directors. Javelle has taken all other actions required on its part by law and its certificate of incorporation and bylaws in order to consummate the transactions contemplated hereby.

                            5.2.3  Execution, Delivery and Performance.
                                   -----------------------------------
This Agreement and the other agreements referred to herein to which Javelle is a party have been duly executed and delivered by Javelle and constitute the valid and binding obligations of Javelle and are enforceable against Javelle in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors rights generally and by general equitable principles.

                           5.2.4 Capital Stock.  The authorized capital
                                 -------------
stock of Javelle consists of 3,000,000 shares of Javelle Common Stock, of which 2,063,452 shares are issued and outstanding as of the date hereof. No shares of any class of capital stock are held in Javelle's treasury. All outstanding shares of Javelle Common Stock are duly authorized, validly issued, fully paid and nonassessable. Of the shares of Javelle Common Stock issued and outstanding, 2,063,452 shares are held of record and beneficially by the Javelle Stockholder. Except as set forth on Schedule 5.2.4, there are no outstanding or authorized
                       --------------
options, warrants, rights, contracts, rights of first refusal or first offer, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which Javelle is a party or which are binding upon Javelle providing for the issuance, disposition, or acquisition of any of its capital stock or other securities convertible into or exchangeable for capital stock of Javelle. Except as set forth on Schedule 5.2.4, there are no outstanding or
                                --------------
authorized stock appreciation, phantom stock, or similar rights with respect to Javelle, there are no contractual or statutory preemptive rights or similar restrictions with respect to the issuance or transfer of any of its common stock, and there are no voting trusts, proxies, or any other agreements, restrictions or understandings with respect to the voting of the capital stock of Javelle. Immediately following the consummation of the transactions contemplated hereby, Buyer will own beneficially and of record 100% of the issued and outstanding Javelle Common Stock, free and clear of any Lien.

                           5.2.5 Subsidiaries.  Javelle does not hold
                                 ------------
any shares of stock or any other security or interest, nor does it hold, directly or indirectly, any rights to acquire any shares of stock or any other security or interest in any other corporation, partnership, trust or other business association.


                           5.2.6 Compliance with the Law and Other
                                 --------------------------------
Instruments, Etc. Except as set forth in Schedule 5.2.6, Javelle is not in
----------------
violation of any term of (a) its certificate of incorporation, bylaws or other organizational documents, (b) any applicable law, ordinance, rule or regulation of any Governmental Authority, or (c) any applicable order, judgment or decree of any court, arbitrator or Governmental Authority, in each case the consequences of which violation, whether individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect on Javelle. No investigation by any Governmental Authority asserting or alleging any violation of or noncompliance with any such laws, ordinances, rules and regulations, judgements and decrees are pending or, to the Knowledge of Javelle, the Javelle Stockholder and the Javelle Former Stockholders, threatened.

                           5.2.7 Contracts.  Schedule 5.2.7 lists each of the
                                 ---------   -------------
following existing contracts, agreements and other instruments to which Javelle is a party ("Javelle Material Contracts"):

                                 (A) any agreement (or group of related
agreements) for the lease of personal property from or to third parties with annual payments exceeding $25,000;

                                 (B) any agreement concerning a
partnership or joint venture;

                                 (C) any written arrangement (or
group of related written arrangements) under which it has (A) created, incurred, assumed, or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money in excess of $25,000 or (B) imposed

(or may impose) a Lien (other than Permitted Liens (as defined herein)) on any of its assets, tangible or intangible;

                                 (D) any agreement concerning noncompetition;

                                 (E) any contract with any labor union
or any contract for the employment of any officer, individual employee or other Person on a full-time, part-time or consulting basis involving annual payments exceeding $25,000;

                                 (F) any contract or group of related
contracts with the same party for the purchase or sale of products or services under which the undelivered balance of such products and services has a selling price in excess of $25,000;

                                 (G) any other contract or group of
related contracts with the same party requiring annual payments after the date hereof to or by Javelle of more than $25,000;

                                 (H) any contract with the Javelle
Stockholder, any former Javelle Stockholder or any Affiliate of any Javelle Stockholder;

                                 (I) license agreement, assignment
or contract (whether as licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents or copyrights (or applications therefor), know-how or technical assistance, or other proprietary rights (other than trademark agreements which are entered into in the ordinary course of Javelle's business);

                                 (J) agreement or other arrangement for
the sale of goods or services by Javelle to any government or Governmental Authority, or any sovereign nation or multilateral body (other than pursuant to open purchase orders issued by such entities) at an aggregate annual price per agreement or arrangement in excess of $25,000;

                                 (K) agreement with any distributor or
customer of Javelle with respect to discounts or the right to require a reduction in prices (other than those reflected on Javelle's current price lists or in distribution or sale agreements duly disclosed under this Agreement) or allowances or extended payment terms or the repayment of any amount previously paid, where each such discount, reduction, allowance, extended payment term or amount previously paid has a value in excess of $25,000 per year; provided, however, that notwithstanding the $25,000 requirement, Javelle's top ten customers are included;

                                 (L) agreement appointing any Person
as a distributor or subdistributor with respect to Javelle.

                                 (M) agreement for the making of any
capital expenditure relating to Javelle in excess of $25,000;

                                 (N) other agreement, not included
in or expressly excluded from the terms of the foregoing Sections 5.2.7(A)
                                                         ----------------
through 5.2.7(M) which would have a Material Adverse Effect on Javelle; or
        -------

                            (O) other agreement, not included
or expressly excluded from the terms of the foregoing Sections 5.2.7(A) through
                                                      ----------------
5.2.7(N), which would require the payment by BioSource of an amount in excess of
-------
$25,000 per year.

          Javelle has delivered or otherwise made available to Buyer a correct and complete copy or summary of each Javelle Material Contract (including all amendments thereto) listed on Schedule 5.2.7. Javelle is not and to Javelle's,
                              --------------
the Javelle Stockholder's and the Javelle Former Stockholders' Knowledge, no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration, under any such Javelle Material Contract.

          Each of the Javelle Material Contracts is valid, in full force and effect and is enforceable by Javelle and its assignees and, to the Knowledge of Javelle, the Javelle Stockholder and the Javelle Former Stockholders, against Javelle in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors rights generally and by general equitable principles.

                            5.2.8 Effect of Agreement.  The execution and
                                  -------------------
 delivery by Javelle and the Javelle Stockholder of this Agreement and the agreements referred to herein, the performance by Javelle and the Javelle Stockholder of their respective obligations pursuant to the terms of this Agreement and the other agreements referred to herein, and the consummation of the transactions contemplated hereby and thereby, do not and will not, with or without the giving of notice or lapse of time, or both:

                                  (A) violate or conflict with any term of
the certificate of incorporation, bylaws or other organizational documents of Javelle;

                                  (B) violate any provision of law,
statute, rule, regulation or executive order to which Javelle or any of its assets or properties is subject;

                                  (C) require on the part of Javelle
any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency;

                                  (D) violate any judgment, order, writ
or decree of any court or administrative body applicable to Javelle or any of its assets or properties;

                                  (E) accelerate or constitute an event
entitling the holder of any indebtedness related to Javelle and assumed hereunder by Buyer to accelerate the maturity of any such indebtedness or increase the rate of interest presently in effect with respect to such indebtedness; and

                                  (F) conflict with, result in the breach
of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under any material agreement, commitment, contract (oral or written) or other instrument to which Javelle is a party, or result in the creation of any Lien upon any of the properties or assets of Javelle.

                            5.2.9  Litigation.  Except as set forth on Schedule
                                   ----------                          --------
5.2.9, there is no claim, legal action, suit, arbitration, investigation,
-----
proceeding or hearing, notice of claims or other legal, administrative or government proceedings before any court or regulatory agency or other Governmental Authority to which Javelle is a party or, to the Knowledge of Javelle, the Javelle Stockholder and the Javelle Former Stockholders, threatened against Javelle (or in which Javelle is a plaintiff or otherwise a party thereto), and, to the Knowledge of Javelle, the Javelle Stockholder and the Javelle Former Stockholders, there are no facts existing which are likely to result in any such claim, action, suit arbitration, investigation or hearing or other legal, administrative or governmental proceeding. Javelle has not waived any statute of limitations or other affirmative defense with respect to any claims set forth on Schedule 5.2.9. There is no continuing order, injunction or
                    --------------
decree of any court, arbitrator or Governmental Authority to which Javelle is a party or to which its assets are subject.

                            5.2.10 Conduct of Business.  Except as set
                                   -------------------
forth on Schedule 5.2.10, since October 31, 1998, Javelle has conducted its
         ---------------
business only in the ordinary course and in a manner consistent with past practice, and (a) Javelle has not declared or paid any dividend or made any distribution on or with respect to its capital stock; redeemed or purchased or otherwise acquired any of its capital stock; (b) there have been no loans for borrowed monies or guarantees made by Javelle to or for the benefit of any Person; (c) there has been no increase in the compensation or benefits payable or to become payable to any of the employees or executives of Javelle, other than as required by law or contract except increases not exceeding five percent (5%) per annum given in the ordinary course; (d) since November 16, 1998, there has been no indebtedness for borrowed money incurred by Javelle, or any commitment for any such occurrence; (e) there has been no amendment or termination of any of its contracts, agreements, leases or arrangements which otherwise would have been set forth on Schedule 5.2.7 to this Agreement if such
                                       --------------
termination would have a Material Adverse Effect; (f) Javelle has not entered into any transaction that has not been disclosed in a Schedule to this Agreement which is not in the ordinary course of business; (g) there has been no sale or other disposition of any of the properties or assets of Javelle (whether tangible or intangible), except sales or other dispositions of inventory and obsolete equipment in the ordinary course of business and consistent with past practice; and (h) there has been no agreement binding upon Javelle to do any of the foregoing. Since October 31, 1998 and up to and including the date of this Agreement, there has been no change in the condition (financial or otherwise), business, properties, assets, liabilities, operations or prospects of Javelle, other than changes in the ordinary course of its business consistent with past practice, none of which has had a Material Adverse Effect on Javelle.

                            5.2.11 Title.
                                   -----

                                   (A) Title to Personal Property.  Javelle
                                       --------------------------
has good and marketable title to all assets (other than real property or interests in real property) reflected on its October 31, 1998 balance sheet or thereafter acquired, except those since sold or otherwise disposed of in the ordinary course of business consistent with past practice (the "Javelle Assets"), in each case free and clear of all Liens except Permitted Liens. The Javelle Assets are in good operating condition and repair and in the maintenance, repair and operating condition reasonably required for the proper operation and use thereof in the ordinary course of Javelle's business, reasonable wear and tear excepted.

                                   (B) Title to Real Property.
                                       ----------------------
Schedule 5.2.11(B) sets forth a complete and accurate list of all real property
-----------------
owned by Javelle.

                                   (C) Leased Real Property.  The leases
                                       --------------------
listed on Schedule 5.2.11(C) include all of the real estate leased, used or
          -----------------
occupied by Javelle (collectively, the "Javelle Real Property"). The leases listed on Schedule 5.2.11(C) are in full force and effect and Javelle holds a
                   --------
valid and existing leasehold interest under each of such leases. The Javelle Sellers have delivered to Buyer complete and accurate copies of each of the leases and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Buyer. Javelle is not in default under any of such leases, and to the Knowledge of Javelle, the Javelle Stockholder and the Javelle Former Stockholders, no other party to such leases has the right to unilaterally terminate, accelerate performance under or otherwise modify (including upon the giving of notice or the passage of time) any of such leases.

                                   (D) Permitted Liens.  As used in
                                       ---------------
this Agreement, "Javelle Permitted Liens" shall mean (i) any Liens disclosed on the October 31, 1998 balance sheet of Javelle delivered to Buyer or on Schedule
                                                                       --------
5.2.11(D), (ii) Liens for taxes, assessments or charges of any Governmental
--------
Authority which are not yet due and payable or which are being contested by Javelle in good faith, and with respect to which adequate reserves or other appropriate provisions are being maintained on the books and records of Javelle in accordance with GAAP, (iii) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits, (iv) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, (v) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (vi) easements (including, without limitation, reciprocal easement agreements and utility agreements), zoning requirements, rights of way, covenants, consents, reservations or other similar restrictions that do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of Javelle as presently conducted, (vii) Liens created by or existing from any litigation or legal proceeding that is set forth on Schedule 5.2.9 and (viii) extensions,
                                      --------------
renewals or replacements of any Lien for money borrowed by Javelle, provided that the amount of the obligations secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

                            5.2.12 Taxes.  Javelle has paid in
                                   -----
full all ad valorem property taxes and other assessments levied on its assets and properties which have heretofore become due and payable. Javelle has withheld all proper and accurate amounts from its employees and made provisions, deposited or paid over such withheld amounts in full and complete compliance with the tax laws of the United States and other applicable State or local laws, and has filed on a timely basis all proper and accurate federal, state, local and other Tax Returns, reports and declarations (each of which was true and accurate at the time filed) required to be filed by it and has paid or adequately reserved for all Taxes.

                            5.2.13 Intellectual Property.
                                   ---------------------

                                   (A) Title. Schedule 5.2.13(A) contains
                                       -----  -----------------
a complete and correct list of all Intellectual Property that is owned by Javelle and primarily related to, currently used in, held for current use in connection with, or otherwise material to Javelle (the "Javelle Intellectual Property Assets") other than Intellectual Property that is both not registered or subject to application or registration and not material to Javelle as currently conducted. The Javelle Intellectual Property Assets comprise all of the Intellectual Property necessary for Buyer to conduct and operate the business as it is now being conducted by Javelle.

                                   (B) No Infringement.  Except as set forth on
                                       ---------------
Schedule 5.2.13(B), to the Knowledge of Javelle, the Javelle Stockholder and the
-----------------
Javelle Former Stockholders, the conduct of the business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. To the Knowledge of Javelle, the Javelle Stockholder and the Javelle Former Stockholders, none of the Javelle Intellectual Property Assets is being infringed or otherwise used or available for use by any other Person.

                                   (C) Licensing Arrangements. Schedule
                                       ----------------------  --------
5.2.13(C) sets forth all agreements or arrangements (i) pursuant to which
---------
Javelle has licensed Javelle Intellectual Property Assets to, or the use of Javelle Intellectual Property Assets has been otherwise permitted (through settlement or similar agreements) by, any other Person and (ii) pursuant to which Javelle has had Intellectual Property licensed to it or has otherwise been permitted to use Intellectual Property (through settlement or similar agreements). All of the agreements or arrangements set forth on Schedule
                                                                --------
5.2.13(C) (x) are in full force and effect in accordance with their terms and no
--------
default exists thereunder by Javelle or to the Knowledge of Javelle, the Javelle Stockholder and the Javelle Former Stockholders, by any other party thereto, (y) are free and clear of all Liens, other than Javelle Permitted Liens and (z) do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the transactions contemplated by the Agreement. Javelle has delivered to Buyer true and complete copies of all licenses and arrangements (including amendments) set forth on Schedule
                                                              --------
5.2.13(C).
--------
                                   (D) No Intellectual Property Litigation.
                                       -----------------------------------
Except as set forth on Schedule 5.2.13(D), no claim or demand on any Person has
                       ------------------
been made nor is there any proceeding that is pending or to the Knowledge of Javelle, the Javelle Stockholder and the Javelle Former Stockholders, threatened, which (i) challenges the rights of Javelle in respect of any Javelle Intellectual Property Assets, (ii) asserts that Javelle is infringing or otherwise in conflict with, or is, except as set forth in Schedule 5.2.13(C),
                                                          ------------------
required to pay any royalty, license fee, charge or other amount with regard to any Intellectual Property, or (iii) claims that any default exists under any agreement or arrangement listed on Schedule 5.2.13(C). None of the Javelle
                                   ------------------
Intellectual Property Assets is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation within the last five years, whether or not resolved in favor of Javelle.

                                   (E) Due Registration, Etc. Schedule 5.2.13(E)
                                       ---------------------  ------------------
sets forth the Javelle Intellectual Property Assets and the filing offices, domestic or foreign, where such Javelle Intellectual Property Assets have been registered, issued or filed. Javelle has taken such other actions that Javelle considers reasonably necessary to ensure full protection under any applicable laws or regulations, and such registrations, filings, issuances and other actions remain in full force and effect, in each case to the extent material to the business of Javelle.

                                          (F) Use of Name and Mark.  Except as
                                              --------------------
set forth in Schedule 5.2.13(F), to the Knowledge of Javelle, the Javelle
                      ---------
Stockholder and the Javelle Former Stockholders there are, and immediately after the Closing will be, no contractual restriction or limitations pursuant to any orders, decisions, injunctions, judgments, awards or decrees of any Governmental Authority on Buyer's right to use the name and mark "Javelle Pharmeceuticals, Inc." or "Javelle" or "Javelle Pharmaceuticals."

                                   5.2.14 Environmental Matters.
                                          ---------------------
Except as set forth in Schedule 5.2.14, Javelle has complied in all material
                       ---------------
respects and is in compliance in all material respects with all Environmental and Safety Requirements, and to Javelle's, the Javelle Stockholder's and the Javelle Former Stockholders' Knowledge, no facts, events or conditions relating to the past or present facilities, properties or operations of Javelle will give rise to any liabilities pursuant to Environmental and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous or otherwise regulated materials, substances or wastes, personal injury, property damage or natural resources damage.

                                   5.2.15 Consents or Waivers.
                                          -------------------
Schedule 5.2.15 sets forth a true and complete list of all consents or waivers
---------------
of Governmental Authorities and other parties required in order to permit the Javelle Acquisition to occur and to permit the continuation of the Javelle Material Contracts, upon the same terms and conditions as are contained in such leases and other contracts upon consummation of the transactions contemplated by this Agreement.

                                   5.2.16 Customers.  Schedule 5.2.16
                                          ---------   ---------------
contains a list of each of the customers of Javelle who have purchased from Javelle products and/or services in excess of 10% of Javelle's revenues during the ten months ended October 31, 1998 or the twelve months ended December 31, 1997, and indicates the dollar value of the products and/or services purchased by each such customer. Said list is complete and correct in all material respects, subject to audit adjustments which in the aggregate do not and will not constitute a Material Adverse Effect.

                                   5.2.17 Disclosure.  No representation
                                          ---------
or warranty made by Javelle, the Javelle Stockholder and the Javelle Former Stockholders in this Agreement or any Schedule attached hereto knowingly contains or will contain any untrue statement of a material fact, or knowingly omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

                              5.3. Principal Stockholders. The Principal
                                   ----------------------
Stockholders severally, and not jointly, represent and warrant to
Buyer as follows, except as set forth in the Disclosure Schedule attached hereto:
                                   5.3.1  Authority and Capacity;
                                          ----------------------
Authorization of Agreement. Each Stockholder has full power and authority to
--------------------------
enter into, execute and deliver this Agreement and to perform its respective obligations hereunder.

                                   5.3.2  Execution, Delivery and Performance.
                                          -----------------------------------
This Agreement and the other agreements referred to herein have been duly executed and delivered by the Stockholders party thereto and constitute the valid and binding obligations of the Stockholders and are enforceable against the Stockholders in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors rights generally and by general equitable principles.

                               5.3.3 Effect of Agreement. The execution
                                     -------------------
and delivery by each of the Stockholders of this Agreement and the agreements referred to herein, the sale by the Stockholders of the Shares to Buyer, the performance by each of the Stockholders of their respective obligations pursuant to the terms of this Agreement and the other agreements referred to herein, and the consummation of the transactions contemplated hereby and thereby, do not and will not, with or without the giving of notice or lapse of time, or both:

                                     (A) violate any provision of law,
statute, rule, regulation or executive order to which the Stockholders or any of their assets or properties is subject;

                                     (B) require on the part of the
Stockholders any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency; or

                                     (C) violate any judgment, order,
writ or decree of any court or administrative body applicable to any of the Stockholders or any of their assets or properties.

                               5.3.4 Title to Shares. Each
                                     ---------------
Stockholder agrees that such Stockholder owns beneficially and of record, and has good and marketable title to, that number of Shares set forth opposite such Stockholder's name on Schedule 2.2, free and clear of any Lien, other than the
                      ------------
agreement by the Stockholders to sell the Shares pursuant to this Agreement, and, upon delivery to such Stockholder of such Stockholder's pro rata portion of the Purchase Price in exchange for the Shares owned by such Stockholder as provided in this Agreement, Buyer will acquire good and marketable title thereto, free and clear of any Lien. Each Stockholder agrees that, except for the restrictions set forth in Schedule 5.3.4 (which restrictions do not apply to
                              --------------
the transactions contemplated this Agreement), such Stockholder has no outstanding contractual-obligations or rights to purchase or otherwise acquire any shares of capital stock or other ownership interests, or securities convertible or exchangeable into or exercisable for shares of capital stock or other ownership interests, of the Company.

                          5.4. Javelle Stockholder and Javelle Former
                               --------------------------------------
Stockholders. Javelle Stockholder and Javelle Former Stockholders severally, and
------------
not jointly, represent and warrant to Buyer as follows, except as set forth in the Disclosure Schedule attached hereto:

                               5.4.1 Authority and Capacity;
                                     ----------------------
Authorization of Agreement. Each of the Javelle Stockholder and the Javelle
--------------------------
Former Stockholders has full power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder.

                               5.4.2 Execution, Delivery and
                                     -----------------------
Performance. This Agreement and the other agreements referred to herein have
-----------
been duly executed and delivered by the Javelle Stockholder and the Javelle Former Stockholder party thereto and constitute the valid and binding obligations of the Javelle Stockholder and the Javelle Former Stockholder and are enforceable against the Javelle Stockholder and the Javelle Former Stockholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors rights generally and by general equitable principles.

               5.4.3  Effect of Agreement.  The execution and delivery by each
                      -------------------
of the Javelle Stockholder and the Javelle Former Stockholder of this Agreement and the agreements referred to herein, the ownership by Buyer of the Javelle Shares as a result of the Acquisition, the performance by each of the Javelle Stockholder and the Javelle Former Stockholders of their respective obligations pursuant to the terms of this Agreement and the other agreements referred to herein, and the consummation of the transactions contemplated hereby and thereby, do not and will not, with or without the giving of notice or lapse of time, or both:

                      (A) violate any provision of law, statute, rule, regulation or executive order to which the Javelle Stockholder, the Javelle Former Stockholders or any of their respective assets or properties is subject;

                      (B) require on the part of the Javelle Stockholder or the Javelle Former Stockholders any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency;

                      (C) violate any judgment, order, writ or decree of any court or administrative body applicable to the Javelle Stockholder or the Javelle Former Stockholders or any of their respective assets or properties.

               5.4.4  Title to Javelle Shares. The Javelle Stockholder owns
                      -----------------------
beneficially and of record, and has good and marketable title to, that number of Javelle Shares set forth opposite its name on Schedule 2.2, free and clear of
                                              ------------
any Lien, and, upon delivery of the Purchase Price in exchange for the Shares owned by the Stockholders as provided in this Agreement, Buyer will acquire good and marketable title to the Company which owns all of the issued and outstanding Javelle Shares, free and clear of any Lien. Except for the restrictions set forth in Schedule 5.4.4 (which do not apply to the transactions contemplated
         --------------
under this Agreement), the Javelle Stockholder has no outstanding contractual obligations or rights to purchase or otherwise acquire any shares of capital stock or other ownership interests, or securities convertible or exchangeable into or exercisable for shares of capital stock or other ownership interests, of the Company or Javelle.

     6.   Representations and Warranties of Buyer.  Buyer hereby represents and warrants to the Sellers and the Javelle Sellers that the statements in this
Section 6 are true and correct:
---------

          6.1.  Organization, Standing and Corporate Power.  Buyer is a
                ------------------------------------------
corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and carry on its business as presently conducted. Buyer is duly qualified to conduct business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified would be reasonably expected to have a Material Adverse Effect on Buyer. Buyer has all approvals and licenses necessary for the conduct of its business and operations as currently conducted, which approvals and licenses are valid and in full force and effect, except where the failure to have obtained such approvals or licenses or the failure of such licenses and approvals to be valid and in full force and effect would not be reasonably expected to have a Material Adverse Effect on Buyer. Buyer has the corporate power to enter into, execute and deliver this Agreement and the agreements referred to herein and to consummate the transactions contemplated hereby and thereby.

          6.2.   Authorization of Agreement.  The execution and delivery of
                 --------------------------
this Agreement and the other agreements referred to herein and the performance by Buyer of its obligations and agreements under this Agreement and the other agreements referred to herein have been duly and validly authorized and approved by its Board of Directors. Buyer has taken all other actions required on its part by law and its certificate of incorporation and bylaws in order to consummate the transactions contemplated hereby.

          6.3.   Execution, Delivery and Performance.  This Agreement and the
                 -----------------------------------
other agreements referred to herein have been duly executed and delivered by Buyer and constitute the valid and binding obligations of Buyer and are enforceable against Buyer in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors rights generally and by general equitable principles.

          6.4.   Effect of Agreement.  The execution and delivery by Buyer of
                 -------------------
this Agreement and the agreements referred to herein, the purchase by Buyer of the Shares from the Stockholders, the purchase by Buyer of the Javelle Shares from the Javelle Stockholder, the performance by Buyer of its obligations pursuant to the terms of this Agreement and the other agreements referred to herein, and the consummation of the transactions contemplated hereby and under such other agreements, do not and will not, with or without the giving of notice or lapse of time, or both:

                 6.4.1 violate or conflict with any term of the certificate of incorporation, bylaws or other organizational documents of Buyer;

                 6.4.2 violate any provision of law, statute, rule, regulation or executive order to which Buyer or any of its assets or properties is subject;

                 6.4.3 violate any judgment, order, writ or decree of any court or administrative body applicable to Buyer or any of its assets or properties;

                 6.4.4 require on the part of Buyer any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency;

                 6.4.5 accelerate or constitute an event entitling the holder of any indebtedness related to Buyer to accelerate the maturity of any such indebtedness or increase the rate of interest presently in effect with respect to such indebtedness; and

                 6.4.6 conflict with, result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, any material agreement, commitment, contract (written or oral) or other instrument to which Buyer is a party, or result in the creation of any Lien, security interest, charge or encumbrance upon any of the properties or assets of Buyer.

          6.5.   Accuracy of SEC Filings.  Buyer has filed with the Securities
                 -----------------------
and Exchange Commission (the "Commission") all forms, reports, registration statements, proxy statements and other documents (collectively, "Buyer Reports") required to be filed by Buyer under the Securities Act, Exchange Act, and the rules and regulations promulgated thereunder (collectively, the "Securities Laws"). As of their respective dates, or, in the case of registration statements, as of their respective effective dates, all of the Buyer Reports, including all exhibits and schedules thereto and all documents incorporated by reference therein, (i) complied as to form in all material respects with the requirements of the Securities Laws applicable thereto and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements, in light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence shall not apply to any misstatement or omission in any Buyer Report filed prior to the date of this Agreement which was superseded or corrected by a subsequent Buyer Report filed before the date hereof.

          6.6.   Brokers and Finders.  Buyer has not employed any investment
                 --------------------
banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

          6.7.   Investment Intent.  The Shares and the Javelle Shares are being
                 -----------------
acquired by Buyer solely for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of them in violation of Section 5 of the Securities Act.

     7.   Transactions Prior to the Closing Date.

          7.1.   Conduct of Business of the Company and Javelle.  During the
                 ----------------------------------------------
period commencing on the date of execution of this Agreement and ending on the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, unless Buyer shall otherwise agree in writing:

                 7.1.1 the Company and Javelle shall each carry on its respective business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall preserve intact its present business organization, use its reasonable best efforts to keep available the services of its present officers and key employees and preserve its relationships with material customers and suppliers and others having business dealings with it to the end that their goodwill and on-going business shall be unimpaired at the Closing Date;

                 7.1.2 the Stockholders and the Javelle Stockholder shall not sell or pledge or agree to sell or pledge any capital stock owned by them in the Company or in Javelle, as applicable (other than to Buyer as contemplated by this Agreement); each of the Company and

Javelle shall not and shall not propose to, (a) amend its articles of organization (with respect to the Company), certificate of incorporation (with respect to Javelle) or bylaws, (b) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, or declare, set aside or make any dividend or other distribution payable in cash, stock or property, or (c) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock;

                 7.1.3 neither the Company nor Javelle shall issue, deliver or sell (i) any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (other than with respect to the Company, in connection with the exercise of outstanding options, all of which shall be exercised and the Common Stock underlying which shall be sold to Buyer hereunder), (ii) or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock;

                 7.1.4 other than any agreement, plan or arrangement with which Buyer (as opposed to Sellers or Javelle Sellers) is involved, neither the Company nor Javelle shall (A) adopt any employee benefit plan, (B) amend any employee benefit plan in a manner that significantly increases the benefits thereunder or (C) make any loans to the Stockholders or the Javelle Stockholder, respectively;

                 7.1.5 neither the Company nor Javelle shall make any change in any method of accounting or accounting practice or policy other than those required by GAAP;

                 7.1.6 neither the Company nor Javelle shall incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business consistent with past practice;

                 7.1.7 neither the Company nor Javelle shall sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, except in the ordinary course of business consistent with past practice;

                 7.1.8 neither the Company nor Javelle shall permit, allow or suffer any of its assets to be subject to any Liens, other than Permitted Liens;

                 7.1.9 neither the Company nor Javelle shall acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than inventory) which are material, individually or in the aggregate, to the Company or Javelle, as applicable;

                 7.1.10 neither the Company nor Javelle shall make or agree to make any capital expenditures in excess of $25,000 in the aggregate;

                 7.1.11 neither the Company nor Javelle shall incur any fixed or contingent obligation or enter into any agreement, commitment or other transaction or arrangement

(other than this Agreement and the documents and arrangements contemplated hereby) which (i) may not be terminated by the Company or Javelle on 30 days' notice or less without cost or liability, and (ii) which is not in the ordinary course of its business, and (iii) which is not transferable or assignable to Buyer.

                 7.1.12 except for increases not exceeding five percent (5%) per annum given in the ordinary course and a $5,000 bonus payable to each of David Fishman and Jordan Fishman at or prior to the Closing, neither the Company nor Javelle shall enter into any agreement, arrangement or undertaking with respect to any employee relating to the payment of any bonus, profit-sharing or special compensation or any increase in the compensation payable to an employee (other than as required by law or contract) if any such payment will be incurred by Buyer;

                 7.1.13 neither the Company nor Javelle shall sell, assign, license or transfer or agree to sell, assign, license or transfer (with or without consideration) any of the Intellectual Property Assets or any interest therein;

                 7.1.14 the Company and Javelle shall only make, amend and terminate contracts and operate in the ordinary course of business;

                 7.1.15 the Company and Javelle shall duly comply with all laws, ordinances, rules and regulations applicable to the Company and Javelle, respectively, except where the failure so to comply would not have a Material Adverse Effect;

                 7.1.16 the Company and Javelle shall each maintain its respective books, records and accounts in the usual, regular and ordinary manner, on a basis consistent in all material respects with prior periods.

          7.2.   Access to Properties and Records; Confidentiality.  Between the
                 -------------------------------------------------
date hereof and the Closing Date, each of the Company and Javelle shall give authorized representatives of Buyer during normal business hours, reasonable access to any and all premises, properties, contracts, books, records and affairs of the Company and Javelle, respectively, and will cause the Company's officers and Javelle's officers to furnish any and all financial, technical and operating data and other information pertaining to the business of the Company and Javelle, respectively, as Buyer shall from time to time reasonably require. Buyer shall hold in confidence all information obtained as a result of such access or previously furnished by any Seller or Javelle Seller and will use such information only for the purpose of considering the transactions contemplated hereby. The covenant of Buyer set forth in the immediately preceding sentence is in addition to, and not in limitation of, any agreement of Buyer set forth in that certain Non-Disclosure Agreement dated September 2, 1998 between Buyer and the Company.

          7.3.   Reasonable Best Efforts.  Each of the Stockholders, the Javelle
                 -----------------------
Stockholder, the Company, Javelle and Buyer shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as such transactions apply to each of them, including, without limitation, their respective reasonable best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations and qualifications of

Governmental Authorities and parties to the Material Contracts with the Company and Javelle as are necessary for consummation of the transactions contemplated by the Agreement and to fulfill the conditions to the purchase of the Shares and the Javelle Shares applicable to them contemplated hereby.

          7.4.   Governmental and Third Party Consents and Approvals.  Prior
                 ---------------------------------------------------
to the Closing, each of the Company and Javelle shall take all such actions applicable to them as are reasonable and necessary to:

                 (a) prepare and file their respective applications with any governmental agency or multilateral body or other appropriate agency and any other necessary third party to any Material Contract for consent to the Sellers' and the Javelle Sellers' participating in the transactions contemplated by this Agreement or as may be required to deliver the Shares and the Javelle Shares in accordance with the terms and subject to the conditions of this Agreement;

                 (b) prosecute their respective applications with diligence;

                 (c) diligently oppose any objections to, appeals from or petitions to reconsider their respective governmental or third party approvals or consents; and

                 (d) take all such further action as reasonably may be necessary to obtain and maintain their respective consents.

          7.5.   Schedules.  The Sellers and the Javelle Sellers may revise
                 ---------
or supplement the Schedules at any time at or prior to the Closing Date to reflect information that either (a) existed on the date hereof and should have been included on one or more Schedules but was not, or (b) came into existence after the date hereof and would have been required to be disclosed on one or more Schedules if such information was in existence on the date hereof. Any such revision or supplement will be deemed to have amended the Schedules to this Agreement, to have qualified the representations and warranties contained in
Section 5, and to have cured any misrepresentation or breach of warranty that
---------
otherwise might have existed hereunder by reason of the development, provided that if such change is adverse to Buyer, in Buyer's sole discretion, Buyer shall have the right to terminate this Agreement within three (3) days after receiving any such revision or supplement.

     8. Conditions to Obligations of Buyer. Unless waived, in whole or in part, in writing by Buyer, the obligations of Buyer to effect the transactions contemplated hereby and in the other agreements referred to herein shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

          8.1.   Representations and Warranties of the Company, the Principal
                 ------------------------------------------------------------
Stockholders, Javelle, the Javelle Stockholder and the Javelle Former
---------------------------------------------------------------------
Stockholders to be True.  The representations and warranties of the Company, the
-----------------------
Principal Stockholders, Javelle, the Javelle Stockholder and the Javelle Former Stockholders contained in this Agreement shall be true and correct in all material respects on the Effective Date and the Closing Date with the same force and effect as though made on and as of the Effective Date and the Closing Date, except for representations and warranties made as of a specific date which shall be true and correct as of such date. Each of the Company, the Principal Stockholders, Javelle, the Javelle Stockholder and the Javelle Former Stockholders shall have performed, in all material respects, all of their respective obligations and complied, in all material respects, with all of their respective covenants required by this Agreement and the other agreements referred to herein to be performed or complied with by it on or prior to the Closing Date.

          8.2.      No Proceedings.  No action, suit or proceeding before any
                    --------------
court or any Governmental Authority pertaining to the transactions contemplated by this Agreement or any other agreement referred to herein or to their consummation which could reasonably be expected to have a Material Adverse Effect on the ability of Buyer to own the Shares or operate the business of the Company and Javelle shall have been instituted or threatened on or prior to the Closing Date.

          8.3.      No Adverse Change.  Since the date of this Agreement there
                    -----------------
shall not have been any change in the business, properties, prospects, results of operations or condition (financial or otherwise) of the business of the Company or Javelle, which, individually or in the aggregate, constitutes a Material Adverse Effect.

          8.4.      Consents.  The Company and Javelle shall have procured all
                    --------
of the third party consents and approvals described on Schedule 5.1.18 and
                                                       ---------------
Schedule 5.2.15.
---------------

          8.5.      Certificates.  Each of the Principal Stockholders, the
                    ------------
Javelle Stockholder, the Javelle Former Stockholders, the Company and Javelle shall have delivered to Buyer a certificate signed by such Principal Stockholder, Javelle Stockholder, Javelle Former Stockholder, officer of the Company and officer of Javelle to the effect that each of the conditions specified above in Sections 8.1 - 8.4, inclusive, solely as to the obligations
                   ------------------
and conditions of such Person, is satisfied in all respects.

          8.6.      Delivery of Share Certificates. The Stockholders shall have
                    ------------------------------
delivered to Buyer stock certificates or lost certificate affidavits therefor representing the Shares, duly endorsed in blank or accompanied by duly executed assignment documents. The Javelle Stockholder shall have delivered to Buyer stock certificates representing the Javelle Shares owned by the Javelle Stockholder.

          8.7.      Stock Options and Warrants.  All stock options and warrants
                    --------------------------
or other rights to purchase the Common Stock or the Javelle Common Stock shall have been cancelled and shall cease to exist immediately prior to the Closing.

          8.8.      Resolutions.  Each of the Company and Javelle shall have
                    -----------
delivered to Buyer (i) a certified copy of the text of the resolutions by which the corporate action on the part of the Company and Javelle necessary to approve this Agreement and the Acquisition were taken, and (ii) an incumbency certificate signed by an officer of the Company and Javelle certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto.

          8.9.      Opinion.  Buyer shall have received from counsel to the
                    -------
Sellers and the Javelle Sellers, an opinion with respect to the matters set forth in Exhibit A attached hereto, addressed to Buyer and dated as of the
         ---------
Closing Date.

          8.10.     Review Financial Statements.  A review of the Company's
                    ---------------------------
audit and accountant's work papers shall have been completed by KPMG Peat Marwick prior to Closing.

          8.11.     Comfort Letter.  Buyer shall have received a comfort letter
                    --------------
from the Company's auditors in form and substance satisfactory to the Buyer's counsel.

          8.12.     Escrow Instrument.  Buyer and Sellers shall have entered
                    -----------------
into an Escrow Instrument substantially in the form attached hereto as Exhibit
                                                                       -------
C.
-

          8.13.     Delivery of Employment, Consulting and Non-Compete
                    --------------------------------------------------
Agreements. Jordan B. Fishman, Ph.D. shall have entered into an Executive
----------
Employment Agreement and a Non-Compete Agreement, Clare Fishman shall have entered into an Employment Agreement and a Non-Compete Agreement, David S. Fishman shall have entered into a Consulting Agreement and a Non-Compete Agreement, Ethel Fishman shall have entered into a Consulting Agreement and Erik
M. Schaefer, Ph.D. shall have entered into an Employment Agreement, with Buyer substantially in the forms attached hereto as Exhibits D, E, F, G and H, respectively.

          8.14.     Delivery of Termination of Prior Employment Agreements.
                    ------------------------------------------------------
Jordan B. Fishman, Ph.D. and David S. Fishman shall each have entered into separate Termination Agreements with respect to their employment agreements with the Company and Javelle, in substantially the forms attached hereto as Exhibits I and J.

          8.15.     Actions Satisfactory to Buyer.  All actions to be taken by
                    -----------------------------
the Sellers and the Javelle Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

          8.16.     Power of Attorney.  The Sellers and the Javelle Sellers
                    -----------------
shall have delivered to Buyer copies of any power of attorney relied upon by the Sellers and the Javelle Sellers for purposes of authorizing certain Persons to execute agreements on behalf of such Sellers and Javelle Sellers.

     9. Conditions to Obligations of the Sellers and Javelle Sellers. Unless waived, in whole or in part, in writing by the Sellers and the Javelle Sellers, the obligations of the Sellers and the Javelle Sellers to effect the consummation of the transactions contemplated by this Agreement shall be subject to the fulfillment prior to or at the Closing of each of the following conditions:

          9.1.      Representations and Warranties of Buyer to be True.  The
                    --------------------------------------------------
representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as though made on and as of the Closing Date, except for representations and warranties made as of a specific date which shall be true and correct as of such date. Buyer shall have performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement and the other agreements referred to herein to be performed or complied with by it prior to the Closing Date.

          9.2.      No Proceedings.  No action, suit or proceeding before any
                    --------------
court or any Governmental Authority pertaining to the transactions contemplated by this Agreement or any other agreement referred to herein or to their consummation which could reasonably be expected to have a Material Adverse Effect on the ability of Buyer to own the Shares and the Javelle Shares or operate the business of the Company and Javelle shall have been instituted or threatened on or prior to the Closing Date.

          9.3.      Certificate.  Buyer shall have delivered to the Sellers and
                    -----------
the Javelle Sellers a certificate signed by an officer of Buyer to the effect that the conditions specified above in Sections 9.1 and 9.2 are satisfied in all
                                       ------------     ---
respects.

          9.4.      Resolutions.  Buyer shall have delivered to the Sellers and
                    -----------
Javelle Sellers (i) a certified copy of the text of the resolutions by which the corporate action on the part of Buyer necessary to approve this Agreement and the Acquisition were taken and (ii) an incumbency certificate signed by an officer of Buyer certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto.

          9.5.      Actions Satisfactory to the Sellers and the Javelle Sellers.
                    -----------------------------------------------------------
All actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers and the Javelle Sellers.

          9.6.      Opinion.  The Sellers and the Javelle Sellers shall have
                    -------
received from counsel to Buyer, an opinion with respect to the matters set forth in Exhibit B attached hereto, addressed to the Sellers and the Javelle Sellers
   ---------
and dated as of the Closing Date.

          9.7.      Delivery of Purchase Price and Escrow Funds.  Buyer shall
                    -------------------------------------------
have delivered to each of the Stockholders that pro rata portion of the Purchase Price due and payable at the Closing as set forth in Section 2 above, by wire
                                                     ---------
transfer, and shall have delivered the Escrow Funds to the Escrow Agent, to be held and disposed of pursuant to the terms of the Escrow Instrument.

          9.8.      Escrow Instrument.  Buyer and Sellers shall have entered
                    -----------------
into an Escrow Instrument substantially in the form attached hereto as Exhibit
C.

          9.9.      Delivery of Employment, Consulting and Non-Compete
                    --------------------------------------------------
Agreements. Buyer and Jordan B. Fishman, Ph.D. shall have entered into an
----------
Executive Employment Agreement and Non-Compete Agreement, Buyer and Clare Fishman shall have entered into an Employment Agreement and Non-Compete Agreement, Buyer and David S. Fishman shall have entered into a Consulting Agreement and Non-Compete Agreement, Buyer and Ethel Fishman shall have entered into a Consulting Agreement and Buyer and Erik M. Schaefer, Ph.D. shall have entered into an Employment Agreement, with Buyer substantially in the forms attached hereto as Exhibits D, E, F, G and H, respectively.

          9.10.     Delivery of Stock Option Agreements.  Buyer shall have
                    -----------------------------------
executed and delivered to each of Jordan B. Fishman, Ph.D, David S. Fishman, Clare Fishman and Erik M. Schaefer, Ph.D stock option agreements in form and substance satisfactory to such Persons.

     10. Conditions to Obligations of Each Party. Unless waived, in whole or in part, in writing by the Sellers and the Javelle Sellers, on the one hand, and Buyer, on the other hand, the obligations of the Sellers and the Javelle Sellers, on the one hand, and Buyer, on the other hand, to effect the consummation of the transactions contemplated by this Agreement shall be subject to the fulfillment prior to or at the Closing of the following condition:

          10.1.     No Action or Proceeding.  No claim, action, suit or other
                    -----------------------
proceeding shall be pending by any public authority or private person before any court, agency or administrative body which in the opinion of counsel to either Buyer or Sellers creates a substantial likelihood that the consummation of this Agreement or the transactions contemplated hereby will be restrained, enjoined or otherwise prevented or that any damages will be recovered or other relief obtained as a result of the transactions contemplated hereby or as a result of any agreement entered into in connection with, or as a condition precedent to, the consummation of the transactions contemplated hereby.

     11. Post-Closing Covenants.

          11.1.     Further Assurances.  Each of the parties to this Agreement
                    -------------------
agrees to execute such further documents or instruments and to take such other actions as are necessary to carry out the transactions contemplated by this Agreement and the other agreements referred to herein (including the execution and delivery of such further instruments and documents) as any other party reasonably may request.

          11.2.     Release of Escrow Funds.  To the extent the Escrow Funds are
                    -----------------------
not used pursuant to Section 12 for purposes of indemnification of Buyer, then
                     ----------
the Escrow Funds shall be released pursuant to the terms of the Escrow
Instrument.

          11.3      Tax Returns. Buyer shall prepare or cause to be prepared the
                    -----------
tax returns of the Company and Javelle with respect to the short 1998 tax year (the "Closing Tax Returns"). Buyer agrees to provide a copy of the draft Closing Tax Returns to David S. Fishman and to the accounting firm of Greenfield, Altman, Brown, Berger & Katz, P.C. ("Fishman and Greenfield"), on behalf of all of the Stockholders, for their review and comments on or before February 1, 1999. Fishman and Greenfield shall provide any comments on the Closing Tax Returns to Buyer within seven calendar days of receipt of the Closing Tax Returns. Fishman and Greenfield, with respect to the Closing Tax Returns, agree to work together in good faith to agree on the Closing Tax Returns. To the extent that Buyer, on the one hand, and Fishman and Greenfield, on the other hand, are unable to agree prior to the filing deadline for the Closing Tax Returns, Buyer and the Stockholders agree to file an appropriate filing extension and to submit the dispute to arbitration pursuant to the procedures set forth in Section 14.14.

          11.4      Section 338(h)(10) Election.  (a) As soon as reasonably
                    ---------------------------
practicable following the Closing and in no event later than February 1, 1999, Buyer, at Buyer's sole expense, shall prepare and deliver to Fishman and Greenfield, on behalf of all of the Stockholders, a Department of the Treasury Form 8023 (or successor form and/or any applicable comparable state or local forms specified by Buyer), which, subject to the dispute resolution process provided for in Section 14.14, the Stockholders agree to execute and return to Buyer within seven calendar days of receipt of such filings. Buyer and Fishman and Greenfield agree to work together in good faith to make the appropriate filings for the Section 338(h)(10) Election. To the extent that Buyer, on the one hand, and Fishman and Greenfield, on the other hand, are unable to agree on the content of the filings, the Buyer and the Stockholders agree to file any applicable extensions and to submit the dispute to arbitration pursuant to the procedures set forth in
Section 14.14. Buyer agrees to pay to the Stockholders an amount in cash equal to the amount necessary to pay or reimburse the Stockholders on an after-tax basis for any and all increased taxes that are or will be paid or incurred by them by reason of the Section 338(h)(10) Election, as well as all interest and penalties arising directly from, and costs or expenses incurred in the defense by Stockholders of, the Section 338(h)(10) Election. Buyer agrees to pay up to $5,000 for the fees and expenses of Greenfield, Altman, Brown, Berger & Katz, P.C. incurred in connection with the review and preparation of all documents required in connection with the Section 338(h)(10) Election.

                    (b) Buyer shall provide Fishman and Greenfield reasonable access (during normal business hours) to the Company's and Javelle's books, records and files upon request, and shall permit Fishman and Greenfield to make and retain (or shall arrange for the retention by a third party mutually agreeable to Buyer and Fishman and Greenfield of) one copy of a back-up tape relative to the Company's and Javelle's computerized accounting and payroll records as of the Closing or within a reasonable time prior thereto, in order to permit Fishman and Greenfield, the Stockholders or their representatives (i) to review the Closing Tax Returns and (ii) to provide documentation in connection with any pending or threatened litigation, tax audit, claim for indemnity or inquiry of any Governmental Authority.

          11.5      Allocation of Purchase Price..  As soon as reasonably
                    -----------------------------
practicable following the Closing and in no event later than January 15, 1999, Buyer shall prepare and deliver to Fishman and Greenfield, on behalf of the Stockholders, a proposed allocation of the Purchase Price among the Assets acquired. Fishman and Greenfield shall have seven calendar days to review and provide comments on the proposed allocation. Buyer and Fishman and Greenfield agree to work together in good faith to agree on the proposed allocation. To the extent that Buyer, on the one hand, and Fishman and Greenfield, on the other hand, are unable to agree on the proposed allocation, the Buyer and the Stockholders agree to file any applicable extensions and to submit the dispute to arbitration pursuant to the procedures set forth in Section 14.14.

          11.6      Issuance of Stock Options.  Buyer shall issue options to
                    -------------------------
certain employees of the Company to acquire up to 150,000 shares of Buyer's common stock, such employees to be determined in Buyer's sole discretion.

          11.7      Employment of the Company's Employees.  Except for those
                    -------------------------------------
employees of the Company who enter into written agreements with Buyer that expressly provide for employment for a specified term, Buyer will employ all of the Company's employees on an at-will basis.

     12. Nature and Survival of Representations and Warranties; Indemnity.

          12.1.     Survival of Representations and Warranties.   Except as
                    ------------------------------------------
provided herein, all of the representations and warranties and indemnification obligations of the parties herein and in any certificate, document or instrument delivered in connection with this Agreement shall survive the Closing, and shall be binding upon the parties to this Agreement, their successors and assigns for
a period of eighteen (18) months following the Closing.   Notwithstanding the
foregoing, the representations and warranties of the Company and the Principal Stockholders set forth in

Sections 5.1.14 and 5.3.4 shall survive the consummation of the Acquisition and
-------------------------
continue in full force and effect until the expiration of the applicable statute of limitations. No party will be liable for indemnification pursuant to Section 12 with respect to any breach of any representation or warranty, covenant or obligation, unless such party is provided with notice of a claim for indemnification with respect to such breach before expiration of the applicable survival period described above in this Section 12.1. So long as Buyer delivers
                                        ------------
the applicable notice of a claim for indemnification prior to the expiration of the date which is 18 months following the Closing Date, the amount of the claim shall be retained in the Escrow Account pending determination of entitlement to indemnification hereunder and only the balance which is not subject to the claim shall be released to the Stockholders on such date.

          12.2.     Indemnification by Principal Stockholders, the Javelle
                    ------------------------------------------------------
Stockholder and the Javelle Former Stockholders. (a) The Principal Stockholders
-----------------------------------------------
hereby jointly and severally covenant and agree with Buyer that the Principal Stockholders shall indemnify Buyer (a "Buyer Indemnified Party") and hold it harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) (subject to Sections 12.8, 12.9 and 12.11, "Damages") incurred by it resulting from the breach of, or any inaccuracy in any of the representations, warranties, covenants or agreements made by such Principal Stockholders in this Agreement, or the certificate described in Section 8.5, delivered in connection herewith, or with the conduct of the Company's business or ownership of the Company up to and including the Closing Date.

          (b) The Javelle Former Stockholders hereby jointly and severally covenant and agree with Buyer that the Javelle Former Stockholders shall indemnify the Buyer Indemnified Party and hold it harmless from, against and in respect of any and all Damages incurred by it resulting from the breach of, or any inaccuracy in any of the representations, warranties, covenants or agreements made by such Javelle Former Stockholders in this Agreement, or the certificate described in Section 8.5, delivered in connection herewith, or with the conduct of Javelle's business or ownership of Javelle up to and including the Closing Date.

          12.3.     Indemnification by Buyer.  Buyer hereby covenants and agrees
                    ------------------------
with the Stockholders that Buyer shall indemnify the Stockholders ("Sellers Indemnified Party"), and hold them harmless from, against and in respect of any and all Damages incurred by them in connection with any breach of, or any inaccuracy in any of the representations, warranties, covenants or agreements made by Buyer in this Agreement, or the certificate described in Section 9.3,
                                                                 -----------
delivered in connection herewith or in connection with the conduct of the Company's business or ownership of the Company after the Closing Date.

          12.4.     Indemnification Procedure.
                    -------------------------

                    12.4.1 Any party seeking indemnification (the "Indemnified Party") from any other party (the "Indemnifying Party") with respect to any claim, demand, action, proceeding or other matter pursuant to this Section 12
                                                                   ----------
(the "Claim") shall promptly give written notice to the Indemnifying Party of the existence of the Claim, setting forth in reasonable detail the facts and circumstances pertaining thereto and the basis for the Indemnified Party's right to indemnification, provided that the failure to give such prompt notice shall not waive or otherwise affect the rights of any Indemnified Party except to the extent that the rights of the Indemnified Party shall have been damaged thereby.

                    12.4.2 If any third party shall notify any Indemnified Party with respect to any matter which may give rise to a Claim for indemnification against the Indemnifying Party under this Agreement, then the Indemnified Party shall promptly give written notice thereof to each Indemnifying Party; provided, however, that no delay on the part of the
                    --------  -------
Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any Liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged by such failure to give notice. At any time, the Indemnifying Party may, at its expense, assume the defense of any such matter. In the event that any Indemnifying Party notifies the Indemnified Party that it is assuming the defense thereof:

                            (A) the Indemnifying Party will defend the
Indemnified Party against the matter with counsel of its choice;

                            (B) the Indemnified Party may retain separate co-
counsel at its sole cost and expense; and

                            (C) the Indemnified Party will not consent to the
entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably).

                    12.4.3 Until an Indemnifying Party notifies the Indemnified Party that the Indemnifying Party is assuming the defense thereof, then the Indemnified Party may defend against the matter in any manner it reasonably may deem appropriate, without prejudice to any of its rights hereunder.

          12.5.     Cooperation.  The Indemnified Party and the Indemnifying
                    -----------
Party shall cooperate fully with each other with respect to third party claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

          12.6.     Adjustment to Indemnification Payments; Insurance;
                    --------------------------------------------------
Subrogation.  Any payment made by an Indemnifying Party to an Indemnified Party
-----------
pursuant to this Section 12 in respect of any Claim (i) shall be net of any insurance proceeds available to the Indemnified Party in respect of such claim and (ii) shall be reduced by an amount equal to any Tax benefits attributable to such claim. The Indemnified Party shall use its reasonable efforts to make insurance claims relating to any claim for which it is seeking indemnification pursuant to this Section 12. The Indemnifying Party shall be subrogated to all rights of the Indemnified Party in respect of any Damages borne by the Indemnifying Party (except with respect to any claim against the Company).

          12.7.     Waiver of Certain Damages.  No Indemnified Party shall be
                    -------------------------
entitled to recover from an Indemnifying Party punitive, special, exemplary and consequential damages arising in connection with or with respect to the indemnification provisions hereof.

          12.8.     Mitigation Obligation.  Each Person entitled to
                    ---------------------
indemnification hereunder shall take reasonable steps to mitigate all losses, costs, expenses and damages after becoming aware of any event which could reasonably be expected to give rise to any losses, costs, expenses and damages that are indemnifiable or recoverable hereunder or in connection herewith.

          12.9.     Exclusive Remedy; Waiver and Release.  The indemnifications
                    ------------------------------------
under this Section 12 shall be the parties' sole and exclusive remedies, each
           ----------
against the other, with respect to matters arising under this Agreement, of any kind or nature, or relating to the Company and the ownership, operation, management, use or control of the Company's assets, facilities and capital stock, except for matters of fraud. Each party hereby waives and releases any other rights, remedies, causes of action or claims that they have or that may arise against the other with respect to matters arising under this Agreement, of any kind or nature, or relating to the Company and the ownership, operation, management, use or control of the Company's assets and facilities, except for matters of fraud.

          12.10.    Basket on Indemnity.  No indemnity shall be payable to Buyer
                    -------------------
with respect to any Damages incurred under Section 12.2 unless the aggregate
                                           ------------
amount due thereunder with respect to all Damages shall exceed Fifty Thousand Dollars ($50,000) (the "Basket Amount") whereupon all amounts then or thereafter due with respect to such Damages in excess of the Basket Amount shall be payable.

          12.11.    Cap on Indemnity. (a) Notwithstanding anything to the
                    ----------------
contrary contained herein, the maximum aggregate amount of indemnification for any Damages for which the Principal Stockholders are required to indemnify the Buyer Indemnified Party under this Agreement shall be limited to a set off of actual damages incurred by the Buyer Indemnified Party (in excess of the Basket Amount) against the Escrow Funds, except with respect to a claim under Sections
                                                                       --------
5.1.14 and 5.3.4.
-----------------

          (b) Notwithstanding anything to the contrary contained herein, the maximum aggregate amount of indemnification for any Damages for which the Javelle Former Stockholders are required to indemnify the Buyer Indemnified Party under this Agreement shall be limited to a set off of actual damages incurred by the Buyer Indemnified Party (in excess of the Basket Amount) against the aggregate amount of the Escrow Funds allocated to the Javelle Former Stockholders.

          (c) Notwithstanding anything to the contrary contained in paragraphs (a) and (b) above, the indemnification obligation of the Principal Stockholders and the Javelle Former Stockholders is limited, in the aggregate, to the Escrow Funds (except for claims against the Principals Stockholders pursuant to Sections 5.1.14 and 5.3.4, as set forth in paragraph (a) above). Further, no Principal Stockholder who is not also a Javelle Former Stockholder shall be liable for any claims made by Buyer pursuant to Section 12.2(b).

     13. Termination.

          13.1.     Termination of Agreement.  Certain of the parties may
                    -------------------------
terminate this Agreement as provided below:

                    13.1.1 Buyer, the Sellers and the Javelle Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

                    13.1.2 Buyer may terminate this Agreement by giving written notice to each of the Sellers and the Javelle Sellers at any time prior to the Closing in the event any of the Sellers or the Javelle Sellers are in breach of any material representation, warranty, or covenant contained in this Agreement in any material respect, and the Sellers and the Javelle Sellers may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing in the event Buyer is in breach of any material representation, warranty or covenant contained in this Agreement in any material respect;

                    13.1.3 Buyer may terminate this Agreement by giving written notice to each of the Sellers and the Javelle Sellers at any time prior to the Closing if the Acquisition shall not have occurred on or before December 31, 1998 by reason of the unwaived failure of any condition precedent under Section
                                                                        -------
8 or 10 hereof (unless the failure results from Buyer's breaching of any
-    --
representation, warranty, or covenant contained in this Agreement); and

                    13.1.4 The Sellers and the Javelle Sellers may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing if the Acquisition shall not have occurred on or before December 31, 1998 by reason of the unwaived failure of any condition precedent under Section
                                                                        -------
9 or 10 hereof (unless the failure results from the Sellers' or the Javelle
-    --
Sellers' breaching of any representation, warranty, or covenant contained in this Agreement).

          13.2.     Effect of Termination.  If any party terminates this
                    ----------------------
Agreement pursuant to Section 13.1, this Agreement shall be of no further force
                      ------------
or effect and no party shall have any Liability to any other party hereunder;

provided, however, that (i) Section 7.2 (Confidentiality), Section 14.10
--------  -------           -----------                    -------------
(Expenses) and Section 14.11 (Publicity) hereof shall survive any such
               -------------
termination and continue in full force and effect and (ii) nothing herein shall relieve any party hereto from any Liability resulting from any breach of this Agreement prior to such termination.

     14. Miscellaneous.

          14.1.     Successors and Assigns.  This Agreement shall be binding
                    ----------------------
upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign any of its rights, or delegate any of its duties or obligations (by operation of law or otherwise), under this Agreement without the prior written consent of the other parties, and any such purported assignment or delegation shall be void ab initio.

          14.2.     Notices.  All notices, demands and other communications
                    -------
(collectively, "Notices") given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, postage and fees prepaid, by overnight service with a nationally recognized "next day" delivery company such as Federal Express or United Parcel Service, by facsimile transmission, or otherwise actually delivered to the addresses set forth below for Buyer, the Company and Javelle and to the addresses set forth on the signature page for each of the Stockholders and the Javelle Stockholder. Any Notice shall be deemed duly given when received by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to have been duly given two business days after the date of deposit in the United States mails, unless sooner received. Any of the parties to this Agreement may from time to time change its address for receiving Notices by giving written notice thereof in the manner set forth above.

          If to Buyer, to:

          BioSource International, Inc.
          820 Flynn Road
          Suite A
          Camarillo, California 93012
          Attention:  James H. Chamberlain
          Facsimile:  (805) 987-0296

          With a copy (which shall not constitute notice), to:

          Troop Steuber Pasich Reddick & Tobey, LLP
          2029 Century Park East, 24/th/ Floor
          Los Angeles, California 90067
          Attention:  Scott W. Alderton
          Facsimile:  (310) 728-2222

          If to the Company or to Javelle prior to the Closing, to:

          Quality Controlled Biochemicals, Inc.
          3 Avenue D
          Hopkinton, MA 01748-2215
          Attention: President
          Facsimile: (508) 435-8508

          With a copy (which shall not constitute notice), to:

          Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
          One Financial Center
          Boston, Massachusetts 02111
          Attention:  Lewis J. Geffen, Esq.
          Facsimile:  (617) 542-2241

          If to the Stockholders, to:

          c/o Dr. Jordan Fishman

          with a copy (which shall not constitute notice), to:

          Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
          One Financial Center
          Boston, Massachusetts 02111
          Attention:  Lewis J. Geffen, Esq.
          Facsimile:  (617) 542-2241

          14.3.     Amendment; Waiver.  No provision of this Agreement may be
                    -----------------
waived unless in writing signed by all of the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement.

          14.4.     GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                    -------------
CONSTRUED BOTH AS TO VALIDITY AND PERFORMANCE AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE CHOICE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

          14.5.     Submission to Jurisdiction and Venue in Los Angeles,
                    ----------------------------------------------------
California.  Solely for purposes of this Agreement and the transactions
----------
contemplated hereby, the parties to this Agreement each hereby agrees that any and all disputes, legal actions, suits, or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, whether legal or equitable in nature, or arising out of contract or tort claims, must be brought in a California or federal court located in Los Angeles County, State of California, United States of America. Moreover, any and all motions, hearings and depositions in connection therewith must be heard or conducted, as the case may be, in Los Angeles County. By their signature to this Agreement, each party, regardless of their residence, irrevocably submits to the jurisdiction of the courts located in Los Angeles County, State of California, United States of America, in any dispute, legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto acknowledges that it has freely agreed to so submit to jurisdiction and venue, and that without such agreement the courts located in Los Angeles County, State of California, United States of America might not otherwise have jurisdiction over such party.

          14.6.     Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          14.7.     No Finders.  The parties each agree to indemnify and hold
                    ----------
harmless the other against any expense incurred by reason of any consulting, brokerage commission or finder's fee alleged to be payable to any Person in connection with the transactions contemplated hereby because of any act, omission or statement of the indemnifying party or any dealings by the indemnifying party with any consultant, broker or finder.

          14.8.     Headings.  The section and subsection headings contained in
                    --------
this Agreement are included for convenience only and form no part of the agreement between the parties.

          14.9.     Severability.  Whenever possible, each provision of this
                    ------------
Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          14.10.    Expenses.  Buyer shall pay its costs and expenses, including
                    --------
without limitation, the fees and expenses of its counsel and financial advisors. The Stockholders shall pay the costs and expenses, including without limitation, the fees and expenses of the legal, accounting and financial advisors of the Company, the Stockholders, Javelle and the Javelle Stockholder.

          14.11.    Publicity.  Buyer, the Sellers and the Javelle Sellers agree
                    ---------
that press releases and other announcements with respect to the transactions contemplated hereby shall be subject to mutual agreement; provided, however,
                                                          --------  -------
that either party may make such announcement as, in the opinion of its counsel, such party is required to make pursuant to applicable law, but in such event such party shall, to the extent practicable, give the other party reasonable prior notice and an opportunity to comment on the proposed announcement.

          14.12.    Entire Agreement.  This Agreement, including the other
                    ----------------
agreements and schedules to be entered into in connection with the transactions contemplated by this Agreement, constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof and there are no other agreements or understandings, written or oral, in effect between the parties relating to such subject matter except as expressly referred to herein.

          14.13.    Specific Performance.  Each of the parties acknowledges and
                    --------------------
agrees that one or more of the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state hereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

          14.14.    Dispute Resolution.    Any dispute or claim arising
                    ------------------
hereunder shall be settled by arbitration. Any party may commence arbitration by sending a written notice of arbitration to the other party. The notice will state the dispute with particularity. The arbitration hearing shall be commenced thirty (30) days following the date of delivery of notice of arbitration by one party to the other, by the American Arbitration Association ("AAA") as arbitrator. The arbitration shall be conducted in Los Angeles, California in accordance with the commercial arbitration rules promulgated by AAA, and each party shall retain the right to cross-examine the opposing party's witnesses, either through legal counsel, expert witnesses or both. The decision of the arbitrator shall be final, binding and conclusive on all parties (without any right of appeal therefrom) and shall not be subject to judicial review. As part of his decision, the arbitrator may allocate the cost of arbitration, including fees of attorneys and experts, as he or she deems fair and equitable in light of all relevant circumstances. Judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

          14.15.    No Third Party Beneficiaries.  Nothing in this Agreement
                    ----------------------------
shall confer any rights upon any person or entity other than the parties hereto.

                      [Signatures to Follow on Next Page]

     IN WITNESS WHEREOF, this Stock Purchase Agreement has been executed by their respective duly authorized officers as of the date first set forth above.


BIOSOURCE INTERNATIONAL, INC.

/s/ James H. Chamberlain
------------------------------
By:  James H. Chamberlain
Its: President


QUALITY CONTROLLED BIOCHEMICALS, INC.

/s/ David S. Fishman
------------------------------
By:  David S. Fishman
Its: President


STOCKHOLDERS:

/s/ Jordan B. Fishman
------------------------------
Worcester Partners Ltd. for the account of Denise Rich
By Jordan B. Fishman, Ph.D. as Attorney-in-Fact

Address:

c/o Worcester Partners Ltd.
2 Rodman Road
Webster, MA  01570

/s/ David S. Fishman
------------------------------
David S. Fishman

Address:

/s/ Jordan B. Fishman
------------------------------
Jordan B. Fishman

Address:

/s/ Jordan B. Fishman
------------------------------
Emil Eisenberg
By Jordan B. Fishman, Ph.D as Attorney-in-Fact

Address:

c/o Worcester Partners Ltd.
2 Rodman Road
Webster, MA  01570


/s/ Jordan B. Fishman
------------------------------
Nicole Dokton
By Jordan B. Fishman, Ph.D as Attorney-in-Fact

Address:

c/o Worcester Partners Ltd.
2 Rodman Road
Webster, MA  01570


/s/ Jordan B. Fishman
------------------------------
Wayne M. Ushman
By Jordan B. Fishman, Ph.D as Attorney-in-Fact

Address:

c/o Worcester Partners Ltd.
2 Rodman Road
Webster, MA  01570

/s/ Jordan B. Fishman
------------------------------
Harmon S.B. White
By Jordan B. Fishman, Ph.D as Attorney-in-Fact

Address:

50 Valleyspring Road
Newton, MA  02158


/s/ Jordan B. Fishman
------------------------------
R. Dale Eversole and Kristy Eversole
By Jordan B. Fishman, Ph.D as Attorney-in-Fact

Address:


/s/ Jordan B. Fishman
------------------------------
Cynthia F. Butler
By Jordan B. Fishman, Ph.D as Attorney-in-Fact

Address:


/s/ Jordan B. Fishman
------------------------------
By Jordan B. Fishman, Ph.D as Attorney-in-Fact

Address:

/s/ Jordan B. Fishman
------------------------------
Lawrence Eckler
By Jordan B. Fishman, Ph.D as Attorney-in-Fact

Address:


/s/ Jordan B. Fishman
------------------------------
Ethel B. Fishman
By Jordan B. Fishman, Ph.D as Attorney-in-Fact

Address:


/s/ Jordan B. Fishman
------------------------------
Clare T. Fishman
By Jordan B. Fishman, Ph.D as Attorney-in-Fact

Address:


/s/ Jordan B. Fishman
------------------------------
Samuel A. Massoni
By Jordan B. Fishman, Ph.D as Attorney-in-Fact

Address:

/s/ Jordan B. Fishman
------------------------------
Melyssa G. Mello
By Jordan B. Fishman, Ph.D as Attorney-in-Fact

Address:


/s/ Jordan B. Fishman
------------------------------
Timothy M. Powers
By Jordan B. Fishman, Ph.D as Attorney-in-Fact

Address:


JAVELLE PHARMACEUTICALS, INC.

/s/ Jordan B. Fishman
------------------------------
By:  Jordan B. Fishman
Its: President


JAVELLE STOCKHOLDER:
QUALITY CONTROLLED BIOCHEMICALS, INC.

/s/ David S. Fishman
------------------------------
By:  David S. Fishman
Its: President

Address:

3 Avenue D
Hopkinton, MA  017848-2215

                                    Exhibits

Exhibit A --   Opinion of counsel to Company, Javelle, the Stockholders and the
               Javelle Stockholder

Exhibit B --   Opinion of counsel to Buyer

Exhibit C --   Escrow Instrument

Exhibit D --   Executive Employment Agreement of Jordan B. Fishman, Ph.D. and
               Non-Compete Agreement of Jordan B. Fishman, Ph.D.

Exhibit E --   Employment Agreement of Clare Fishman and Non-Compete Agreement
               of Clare Fishman

Exhibit F --   Consulting Agreement of David S. Fishman and Non-Compete
               Agreement of David S. Fishman

Exhibit G --   Consulting Agreement of Ethel Fishman

Exhibit H --   Employment Agreement of Erik M. Schaefer, Ph.D.

Exhibit I --   Termination Agreements re: employment of Jordan B. Fishman, Ph.D.
               at the Company and Javelle

Exhibit J --   Termination Agreements re: employment of David S. Fishman at the
               Company and Javelle

                                   Schedules

COMPANY SCHEDULES
Schedule 1.29           -    Javelle Former Stockholders
Schedule 1.43           -    Principal Stockholders
Schedule 2.2            -    Stockholders of Quality Controlled Biochemicals, Inc.
Schedule 5.1.1          -    Organization, Standing and Corporate Power
Schedule 5.1.4          -    Capital Stock
Schedule 5.1.6          -    Financial Statements
Schedule 5.1.7          -    Compliance with the Law and Other Instruments, Etc.
Schedule 5.1.8          -    Contracts
Schedule 5.1.9          -    Effect of Agreement
Schedule 5.1.10         -    Litigation
Schedule 5.1.12         -    Conduct of Business
Schedule 5.1.13(B)      -    Title to Real Property
Schedule 5.1.13(C)      -    Leased Real Property
Schedule 5.1.13(D)      -    Permitted Liens
Schedule 5.1.15(A)      -    Title to Intellectual Property
Schedule 5.1.15(B)      -    No Infringement
Schedule 5.1.15(C)      -    Licensing Arrangements
Schedule 5.1.15(D)      -    No Intellectual Property Litigation
Schedule 5.1.15(E)      -    Due Registration, Etc.
Schedule 5.1.15(F)      -    Use of Name and Mark
Schedule 5.1.16         -    Environmental Matters
Schedule 5.1.17         -    ERISA and Related Matters
Schedule 5.1.18         -    Consents or Waivers
Schedule 5.1.19         -    Customers
Schedule 5.1.21         -    Accounts Receivable

JAVELLE SCHEDULES
Schedule 5.2.1          -    Organization, Standing and Corporate Power
Schedule 5.2.4          -    Capital Stock
Schedule 5.2.6          -    Compliance with the law and Other Instruments, Etc.
Schedule 5.2.7          -    Contracts
Schedule 5.2.9          -    Litigation
Schedule 5.2.10         -    Conduct of Business
Schedule 5.2.11(B)      -    Title to Real Property
Schedule 5.2.11(C)      -    Leased Real Property
Schedule 5.2.11(D)      -    Permitted Liens
Schedule 5.2.13(A)      -    Title to Intellectual Property
Schedule 5.2.13(B)      -    No Infringement
Schedule 5.2.13(C)      -    Licensing Arrangements
Schedule 5.2.13(D)      -    No Intellectual Property Litigation
Schedule 5.2.13(E)      -    Due Registration, Etc.
Schedule 5.2.13(F)      -    Use of Name and Mark
Schedule 5.2.14         -    Environmental Matters
Schedule 5.2.15         -    Consents or Waivers
Schedule 5.2.16         -    Customers
Schedule 5.3.4          -    Title to Shares
Schedule 5.4.4          -    Title to Javelle Shares